SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐	Soliciting Materials Pursuant to Section 240.14a-11(c) or Section 240.14a-12
CABOT MICROELECTRONICS CORPORATION

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CABOT MICROELECTRONICS CORPORATION
870 North Commons Drive
Aurora, Illinois 60504

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held March 4, 2008

To our Stockholders:

We are notifying you that the Annual Meeting of Stockholders of Cabot Microelectronics Corporation will be held on Tuesday, March 4, 2008 at 8:00 a.m. local time at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504 for the following purposes:

1. To elect three directors, each for a term of three years;

2. To approve an increase of 500,000 authorized shares of common stock for issuance under the Cabot Microelectronics Corporation Employee Stock Purchase Plan;

3. To ratify the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for fiscal year 2008; and

4. To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the enclosed proxy statement. We also have enclosed a copy of our 2007 Annual Report. Only stockholders of record at the close of business on January 15, 2008 are entitled to vote at the meeting or any postponements or adjournments of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held March 4, 2008:

•	The proxy statement and annual report to stockholders are available at www.cabotcmp.com.

Please use this opportunity to take part in our affairs by voting your shares. You are cordially invited to attend the meeting in person. If you wish to attend the meeting in person, please bring a valid form of photo identification to the meeting. If your stock is not registered in your own name and you plan to attend the meeting and vote in person, you should contact your broker or agent in whose name your stock is registered to obtain a broker’s proxy and bring it to the meeting in order to vote at the meeting. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it in the envelope provided as promptly as possible or vote electronically through the Internet or by telephone. Your proxy can be withdrawn by you at any time before it is voted.

By order of the Board of Directors,

William P. Noglows
Chairman of the Board

Aurora, Illinois
January 22, 2008

CABOT MICROELECTRONICS CORPORATION

870 North Commons Drive
Aurora, Illinois 60504

PROXY STATEMENT

The Board of Directors of Cabot Microelectronics Corporation is asking for your proxy for use at the annual meeting of our stockholders to be held on Tuesday, March 4, 2008 at 8:00 a.m. local time, at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504 and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy to our stockholders on or about January 22, 2008.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of three directors, the approval of an increase of 500,000 authorized shares of common stock for issuance under our employee stock purchase plan and the ratification of the selection of our independent auditors. In addition, our management will report generally on the fiscal year ended September 30, 2007 and respond to questions from stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held March 4, 2008:

•	The proxy statement and annual report to stockholders are available at www.cabotcmp.com.

What are our voting recommendations?

Our board of directors recommends that you vote your shares “FOR” the election of each of the nominees named below under “ELECTION OF DIRECTORS”, “FOR” the increase of 500,000 authorized shares of common stock for issuance under the Cabot Microelectronics Corporation Employee Stock Purchase Plan (the “ESPP”) and “FOR” the ratification of the selection of our independent auditors.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, January 15, 2008, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on.

What constitutes a quorum?

If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. As of the record date, we had approximately 23,782,425 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum.

How do I vote, and can I vote by telephone or through the Internet?

You may vote in person at the annual meeting or you may vote by proxy. You may vote in person by attending the meeting, presenting a valid form of photo identification and delivering your completed proxy card in person. You may vote by proxy by signing, dating and mailing the enclosed proxy card. In addition, you may vote by telephone or through the Internet by following the instructions included in your proxy card.

To vote by telephone, if you are a record holder of our common stock (that is, if you hold your stock in your own name in our stock records maintained by our stock transfer agent, Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078), call toll free 1-800-690-6903 and follow the instructions provided by the recorded message. To vote by telephone if you are a beneficial owner of our common stock, call the toll free number listed on your Voter Instruction Card and follow the instructions provided by the recorded message. For all holders of our common stock (whether record or beneficial), to vote by the Internet, log on to the Internet and go to www.proxyvote.com and follow the steps on the secured website. You also may access the proxyvote website or view our proxy materials by going to our website, www.cabotcmp.com, selecting “Investor Relations” on our Homepage, and then selecting “Proxy Materials” from the “Investor Information” section on the left side of the Investor Relations page.

If you vote by proxy, the individuals named on the proxy card as proxy holders will vote your shares in the manner you indicate. If you sign and return the proxy card without indicating your instructions, your shares will be voted “FOR”:

•	the election of the three nominees for director named below under “ELECTION OF DIRECTORS;”

•	the increase of 500,000 authorized shares of common stock for issuance under the ESPP, and

•	the ratification of the selection of our independent auditors.

Can I revoke my proxy or change my vote after I return my proxy card or after I vote electronically or by telephone?

Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person. (Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.) To revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

What vote is required to approve each matter that comes before the meeting?

Our bylaws provide that director nominees must receive the affirmative vote of a plurality of the votes cast at the meeting by stockholders entitled to vote thereon, meaning that the three nominees for director with the most votes will be elected. However, our Corporate Governance Guidelines, which are available through our website, www.cabotcmp.com, provide that in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the stockholder vote for such election. In this situation, our nominating and corporate governance committee then shall consider the resignation offer and recommend to our board of directors whether to accept it. The board of directors then will act on the nominating and corporate governance committee’s recommendation within ninety (90) days following certification of the stockholder vote for such election. Thereafter, the board of directors will promptly disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable), in a press release to be disseminated in the manner that we typically distribute press releases. The approval of the increase in authorized shares of common stock for issuance under the ESPP and the ratification of the selection of our independent auditors requires the affirmative vote of a majority of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon. Abstentions and broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval.

What happens if additional proposals are presented at the meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. In addition to the mailing of these proxy materials, we have hired the firm of D. F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of approximately $8,500. We shall bear all costs of solicitation.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 15, 2008 (except as indicated below) by:

•	all persons known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors;

•	each of the named executive officers in the Compensation Discussion and Analysis Section and the Summary Compensation Table included in this Proxy Statement; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

Stock Ownership Table

	Number of Shares
	Beneficially		Approximate
Name and Address	Owned(1)		Percent of Class(1)

CERTAIN BENEFICIAL OWNERS:
1. Shapiro Capital Management LLC 3060 Peachtree Road, Suite 1555 N.W. Atlanta, Georgia 30305	2,559,807	(2)	10.8%
2. Royce & Associates, LLC 1414 Ave. of the Americas New York, New York 10019	2,137,300	(3)	9.0%
3. Legg Mason, Inc. 100 Light Street Baltimore, Maryland 21202	2,050,993	(4)	8.6%
4. Snyder Capital Management LP One Market Plaza, Suite 1200 San Francisco, California 94105	2,011,852	(5)	8.5%
5. Kornitzer Capital Management, Inc. 5420 W. 61st Place Shawnee Mission, Kansas 66295	1,886,705	(6)	7.9%
6. Lord Abbett & Co. LLC 90 Hudson Street, 11th Floor Jersey City, New Jersey 07302	1,387,951	(7)	5.8%
DIRECTORS AND EXECUTIVE OFFICERS:
William P. Noglows	581,998	(8)	2.4%
Robert J. Birgeneau	31,000	(8)	*
John P. Frazee, Jr.	68,667	(8)	*
H. Laurance Fuller	72,825	(8)	*
Edward J. Mooney	35,957	(8)	*
Steven V. Wilkinson	69,331	(8)	*
Bailing Xia	6,375	(8)	*
Albert Y. C. Yu	12,250	(8)	*
William S. Johnson	187,918	(8)	*
Adam F. Weisman	111,854	(8)	*
Clifford L. Spiro	170,257	(8)	*
H. Carol Bernstein	281,912	(8)	1.2%
All directors and executive officers as a group (17 persons)	2,354,355	(9)	9.9%

*	= less than 1%

(1)	“Beneficial ownership” generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days of January 15, 2008 are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 23,782,425 shares of our common stock outstanding as of January 15, 2008.

(2)	Of the shares reported as beneficially owned, Shapiro Capital Management LLC exercises (a) sole power to vote 2,204,363 shares, (b) shared power to vote 355,444, (c) sole investment power over 2,559,807 shares, and (d) shared investment power over 0 shares. The total number of shares reported as beneficially owned is 2,559,807. The number of shares indicated is based on information reported in the Schedule 13F Holdings Report filed by Shapiro Capital Management LLC on November 9, 2007.

(3)	Of the shares reported as beneficially owned, Royce & Associates, LLC exercises (a) sole power to vote 2,137,300 shares, (b) shared power to vote 0 shares, (c) sole investment power over 2,137,300 shares and (d) shared investment power over 0 shares. The total number of shares reported as beneficially owned is 2,137,300. The number of shares indicated is based on information reported in Schedule 13F Holdings Report filed by Royce & Associates, LLC on November 6, 2007.

(4)	Of the shares reported as beneficially owned, Legg Mason, Inc. exercises (a) sole power to vote 1,739,214 shares, (b) shared power to vote 0 shares, (c) no power to vote 311,779 shares, (d) sole investment power over 0 shares, and (e) shared investment power over 2,050,993 shares. The total number of shares reported as beneficially owned is 2,050,993. This information is based on information reported in the Schedule 13F Holdings Report filed by Legg Mason, Inc. on December 28, 2007. Based solely on information reported in such Schedule 13F filed by Legg Mason, Inc., the investment power with respect to the shares reported as beneficially owned by Legg Mason, Inc. is also shared with Clearbridge Advisors, LLC, Smith Barney Fund Management, LLC, and Legg Mason Private Portfolio Group, LLC.

(5)	Of the shares reported as beneficially owned, Snyder Capital Management LP exercises (a) sole power to vote 42,300 shares, (b) shared power to vote 1,816,497 shares, (c) no power to vote 153,055 shares, (d) sole investment power over 0 shares, and (e) shared investment power over 2,011,852 shares. The total number of shares reported as beneficially owned is 2,011,852. The number of shares indicated is based on information reported in the Schedule 13F Holdings Report filed by Snyder Capital Management LP on November 14, 2007.

(6)	Of the shares reported as beneficially owned, Kornitzer Capital Management, Inc. exercises (a) sole power to vote 1,886,705 shares, (b) shared power to vote 0 shares, (c) no power to vote 0 shares, (d) sole investment power over 1,886,705 shares, and (e) shared investment power over 0 shares. The total number of shares reported as beneficially owned is 1,886,705. The number of shares indicated is based on information reported in the Schedule 13F Holdings Report filed by Kornitzer Capital Management, Inc. on November 9, 2007.

(7)	Of the shares reported as beneficially owned, Lord Abbett & Co. LLC exercises (a) sole power to vote 1,387,951 shares, (b) shared power to vote 0 shares, (c) sole investment power over 1,297,651 shares, and (d) shared investment power over 90,300 shares. The total number of shares reported as beneficially owned is 1,387,951. The number of shares indicated is based on information reported in the Schedule 13F Holdings Report filed by Lord Abbett & Co. LLC on November 14, 2007.

(8)	Includes shares of our common stock that such person has the right to acquire pursuant to stock options exercisable within 60 days of January 15, 2008, as follows:

Upon Exercise
Name	Shares Issuable

Mr. Noglows	514,375
Mr. Birgeneau	29,000
Mr. Frazee	46,500
Mr. Fuller	54,000
Mr. Mooney	29,000
Mr. Wilkinson	46,500
Mr. Xia	1,875
Dr. Yu	10,250
Mr. Johnson	162,500
Mr. Weisman	92,125
Dr. Spiro	143,125
Ms. Bernstein	264,750

Also includes restricted shares of common stock awarded to such executive officer pursuant to the Second Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, as amended and restated September 26, 2006 (“2000 Equity Incentive Plan”), on December 1, 2006 and November 30, 2007, respectively, that are still subject to restrictions as of January 15, 2008, as set forth in the table below. On December 1, 2006 and November 30, 2007, as part of our annual equity incentive award program, we awarded restricted shares to our executive officers with restrictions that lapse in equal increments upon each anniversary over four years. The outstanding restricted stock awards are eligible to receive dividends and have voting rights. Prior to these awards, our compensation committee had awarded only non-qualified stock option grants pursuant to our annual grant program. As permitted by the 2000 Equity Incentive Plan, beginning with the December 1, 2006 awards, our compensation committee decided to award a blend of non-qualified stock option grants and restricted stock awards (restricted stock units for our non-United States employees) to all employees who were receiving annual equity incentive awards, including the named executive officers and other executive officers, according to approximately a three-to-one ratio of non-qualified stock options granted to shares of restricted stock awarded. Our compensation committee made this decision primarily to address certain issues arising pursuant to a new accounting standard requiring the expensing of equity-based compensation issued by the Financial Accounting Standards Board that became applicable to us as of October 1, 2005, as well as to provide a more competitive balance of the types of equity incentives being awarded to our employees pursuant to the 2000 Equity Incentive Plan.

	Annual Equity Incentive Program Restricted Shares
Name	12/1/2006	11/30/07

Mr. Noglows	14,400	18,000
Mr. Johnson	6,525	9,200
Mr. Weisman	7,125	7,500
Dr. Spiro	7,125	7,500
Ms. Bernstein	6,525	5,500

Also includes both restricted shares of common stock that such executive officer has purchased at fair market value as “deposit shares” and for which the executive officer has been awarded a matching grant of “award shares”, pursuant to our Executive Officer Deposit Share Program, that are still subject to restrictions (with respect to “award shares”) or conditions (with respect to “deposit shares”) as of January 15, 2008 as set forth in the table below. Under this program, our executive officers are entitled to voluntarily use all or a portion of their after-tax bonus compensation to purchase at fair market value shares of restricted stock awarded under the 2000 Equity Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit (“deposit shares”), and our company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant (“award shares”). If the participant is employed by our company on the third anniversary of the deposit date and the deposit shares have remained on deposit with us through such date, the restrictions on the award shares will lapse. Such executive officer has dividend and voting rights with respect to the restricted shares.

Deposit Share Program
Name	Restricted Shares

Mr. Noglows	5,192
Mr. Johnson	2,298
Mr. Weisman	685
Dr. Spiro	4,336
Ms. Bernstein	1,269

Also includes restricted shares of common stock awarded to such non-employee director pursuant to the 2000 Equity Incentive Plan that are still subject to restrictions as of January 15, 2008, as set forth in the table below. Prior to March 5, 2007, the Company awarded annual grants of 10,000 non-qualified stock options and initial grants of 15,000 non-qualified stock options, and did not award restricted stock, to non-employee directors. The equity incentive element changes reflect a desire to align the Company’s equity awards for non-employee directors with the Company’s revised equity incentive program for employees, including executive officers, as described above. The revised equity awards reflect an approximate three-to-one ratio of non-qualified stock options to shares of restricted stock, which is consistent with the changes to the annual equity incentive award program for employees, including executive officers, and also effectively increased the annual equity incentive award to each non-employee director from an equivalent of 10,000 non-qualified stock options to an equivalent of 12,000 non-qualified stock options. The initial equity incentive award to a non-employee director remains an equivalent of 15,000 non-qualified stock options. As with awards to our employees, including our executive officers, for annual equity awards to non-employee directors, restricted shares are awarded with restrictions that lapse in equal increments upon each anniversary over four years. Initial equity awards of restricted shares to non-employee directors are made with restrictions that lapse in equal annual increments beginning on the date of the award. The outstanding restricted stock awards are eligible to receive dividends and have voting rights.

Non-Employee Director
Name	Restricted Shares

Mr. Birgeneau	2,000
Mr. Frazee	2,000
Mr. Fuller	2,000
Mr. Mooney	2,000
Mr. Wilkinson	2,000
Mr. Xia*	3,875
Dr. Yu	2,000

*	Mr. Xia was elected a director on September 17, 2007, and received both an initial and an annual non-employee director equity award as of such date.

Also includes phantom shares of our common stock that such non-employee director has the right to acquire pursuant to the Directors’ Deferred Compensation Plan as of January 15, 2008, as follows:

Name	Phantom Shares

Mr. Birgeneau*	—
Mr. Frazee**	10,167
Mr. Fuller	9,825
Mr. Mooney	4,952
Mr. Wilkinson**	11,471
Mr. Xia*	—
Dr. Yu*	—

*	Messrs. Birgeneau and Xia and Dr. Yu are not participants in the Directors’ Deferred Compensation Plan.

**	As of January 1, 2008, Messrs. Frazee and Wilkinson have elected to cease deferral of their compensation pursuant to the Directors’ Deferred Compensation Plan.

(9)	Includes 2,030,763 shares of our common stock that our directors and executive officers have the right to acquire pursuant to stock options exercisable within 60 days of January 15, 2008, 142,275 restricted shares of our common stock held by our executive officers still subject to restrictions as of January 15, 2008, and 36,415 phantom shares of our common stock that our non-employee directors have the right to acquire pursuant to the Directors’ Deferred Compensation Plan as of January 15, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors and executive officers have complied with all Section 16(a) filing requirements for fiscal year 2007.

ELECTION OF DIRECTORS

Our board of directors is currently comprised of eight directors. The board of directors is divided into three classes: Class II, whose terms will expire at the upcoming annual meeting of stockholders; Class III, whose terms will expire at the annual meeting of stockholders to be held in 2009; and Class  I, whose terms will expire at the annual meeting of stockholders to be held in 2010. Messrs. Birgeneau, Wilkinson and Xia are currently in Class II, Messrs. Frazee and Noglows and Dr. Yu are currently in Class III, and Messrs. Fuller and Mooney are currently in Class I.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Our certificate of incorporation also provides that our board of directors may fill any vacancy created by the resignation of a director or the increase in the size of our board of directors.

The board of directors has nominated and urges you to vote “FOR” the election of the three nominees named below for terms of office ending in 2011. Proxies will be so voted unless stockholders specify otherwise in their proxies.

In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. Our board of directors has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable or unwilling to serve as a director. In no event will the proxies be voted for a greater number of persons than the number of nominees named.

Our board of directors recommends that you vote “FOR” the election to the board of each of the nominees named below.

Nominees for election at this meeting for terms expiring in 2011:

Robert J. Birgeneau, 65, was elected a director of our company in March 2005. He has been the Chancellor of the University of California, Berkeley since September 2004. He also holds a faculty appointment in the department of physics there. From July 2000 until assuming his current position, Mr. Birgeneau served as the President of the University of Toronto. Prior to that, Mr. Birgeneau was the Dean of the School of Science at the Massachusetts Institute of Technology, and previously had been the chair of the physics department of M.I.T. Mr. Birgeneau received his B.S. in mathematics from the University of Toronto and his Ph.D. in physics from Yale University.

Steven V. Wilkinson, 66, was elected a director of our company in April 2000. He is also a director of Entergy Corporation. Mr. Wilkinson has been retired since 1998. Prior to retirement, he worked for Arthur Andersen LLP, where he became a partner in 1974. Mr. Wilkinson received his B.A. in economics from DePauw University and his M.B.A. from the University of Chicago.

Bailing Xia, 52, was elected a director of our company in September 2007. He is the Chairman and Chief Executive Officer of Summer Leaf, Inc., a privately-held technology and project development consulting company, headquartered in Toronto, Canada, and has served in that role since 1996. In addition, he also is the Chief Representative in North America for China Central Television (CCTV) for education, science, technology, culture and health programs, a position he has held since 1994. Mr. Xia also has served as a director of Lingo Media International, Inc., a publicly-traded leading publisher of English-language educational programs in China, since 2004. In addition, in April 2007 he was appointed a Member of the Planning Committee of the China Development Bank. Mr. Xia holds a degree in Economics from Anhui University, and also graduated from the Sino-American Scientific Technology, Industry and Business Administration Program.

Directors whose terms continue until 2009:

John P. Frazee, Jr., 63, was elected a director of our company in April 2000. He has been a private investor since 2001 and has served as a senior advisor to Greenhill & Co., Inc. since November 2007. Prior to 1997, he served as President and Chief Operating Officer of Sprint Corporation, and before that as Chairman and Chief Executive Officer of Centel Corporation. Mr. Frazee received his bachelor’s degree in political science from Randolph-Macon College.

William P. Noglows, 49, has served as our Chairman, President and Chief Executive Officer since November 2003. Mr. Noglows also is a director of Littlefuse, Inc. From 1984 through 2003, he served in various management positions at Cabot Corporation, culminating in serving as an executive vice president and general manager. While at Cabot Corporation, he was one of the primary founders of our company and was responsible for identifying and encouraging the development of the CMP application, which is the core of our business. Mr. Noglows had previously served as a director of our company from December 1999 until April 2002. Mr. Noglows received his degree in Chemical Engineering from the Georgia Institute of Technology.

Dr. Albert Y. C. Yu, 66, was elected a director of our company in March 2005. He also is a director of Preferred Bank, PDF Solutions, Inc., and Semiconductor Manufacturing International Corporation. Dr. Yu is the Chairman of OneAngstrom LLC, and prior to that he served as a Senior Vice President and member of the corporate Management Committee of Intel Corporation, until his retirement in 2002 following service with Intel for almost thirty years. Dr. Yu received a B.S. in electrical engineering from the California Institute of Technology, and a M.S. and Ph.D., also in electrical engineering, from Stanford University.

Directors whose terms continue until 2010:

H. Laurance Fuller, 69, was elected a director of our company in June 2002. He also is a director of Abbott Laboratories. Mr. Fuller retired from the position of Co-Chairman of BP Amoco, p.l.c., a global petroleum and petrochemicals company, in 2000 after serving as Chairman and Chief Executive Officer of Amoco Corporation since 1991 and President since 1983. Mr. Fuller received his B.S. in chemical engineering from Cornell University.

Edward J. Mooney, 66, was elected a director of our company in March 2005. He also serves on the boards of directors of FMC Corporation, FMC Technologies, Inc., the Northern Trust Corporation and PolyOne Corporation. Mr. Mooney was the Delegue General-North America, Suez Lyonnaise des Eaux from March 2000 until his retirement in March 2001. From 1994 to 2000, he was Chairman and Chief Executive Officer of Nalco Chemical Company, one of the world’s largest providers of water and chemical treatment technologies and services. Mr. Mooney received both a B.S. in chemical engineering and a J.D. from the University of Texas.

BOARD STRUCTURE AND COMPENSATION

Board of Directors and Board Committees

Our board of directors has a standing audit committee, a standing compensation committee and a standing nominating and corporate governance committee to assist the board of directors in the discharge of its responsibilities. Our board of directors has adopted the Cabot Microelectronics Corporation Corporate Governance Guidelines, which are available on our website, www.cabotcmp.com, along with other corporate governance materials, such as board of directors committee charters and our Code of Business Conduct. During fiscal year 2007, our board of directors held ten meetings and took action by written consent once. Each of our directors (other than Mr. Xia, who was elected September 17, 2007) attended our annual meeting of stockholders in fiscal year 2007. Each of our directors (other than Dr. Yu, and other than Mr. Xia, who was elected September 17, 2007) attended at least 75% of all the meetings of the board and those committees on which he served during fiscal year 2007. Since fiscal year end, the board of directors has met twice. Stockholders and third parties may communicate with our board of directors through the Chairman of the Board, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504.

Independent Directors.  The board of directors has determined that seven of our eight directors, including Messrs. Birgeneau, Frazee, Fuller, Mooney, Wilkinson, and Xia and Dr. Yu, are “independent” directors as defined in Rule 4200 of the National Association of Securities Dealers Automated Quotation (“Nasdaq”) Marketplace Rules and as defined in applicable rules by the Securities and Exchange Commission (“SEC”). In making its determinations of independence, in addition to consideration of the relevant SEC and Nasdaq rules (according to which the definition of “independent director” is set forth in our Corporate Governance Guidelines), the board of directors considered factors for each director such as any other directorships, any employment or consulting arrangements, and any relationship with our company’s customers, suppliers or advisors. With respect to Mr. Frazee, the board considered the fact that in November 2007 Mr. Frazee became a Senior Advisor to Greenhill & Co., Inc., an investment banking firm that has served as a financial advisor to us in the past pursuant to certain contractual arrangements, which have since been terminated but which contain certain provisions that survive such termination. With respect to Dr. Yu, the board specifically considered the fact that Dr. Yu is a director of Semiconductor Manufacturing International Corporation, a customer of our company through one of our distributors. Our independent directors hold regularly scheduled meetings in executive session, at which only independent directors are present. The Chairman of the nominating and corporate governance committee, currently Mr. Frazee, serves as chairman of the meetings of the independent directors in executive session, and performs other responsibilities such as working with the Chairman of the board of directors to plan and set the agenda for meetings of the board of directors. Stockholders and third parties may communicate with our independent directors through the Chairman of the nominating and corporate governance committee, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504. During fiscal year 2007, our independent directors met in executive session five times. Since fiscal year end, our independent directors have met in executive session twice.

Audit Committee.  The functions of the audit committee include selecting, appointing, retaining, compensating and overseeing our independent auditors, deciding upon and approving in advance the scope of audit and non-audit assignments and related fees, reviewing accounting principles we use in financial reporting, and reviewing the adequacy of our internal control procedures, including the internal audit function. The members of the audit committee are Messrs. Frazee, Fuller, and Wilkinson (Chairman), each of whom, during fiscal year 2007 and currently:

•	is an “independent” director as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules;

•	meets the criteria for independence as required by applicable rules adopted by the SEC;

•	has not participated in the preparation of our financial statements or the financial statements of any of our current subsidiaries at any time during the past three years; and

•	is able to read and understand fundamental financial statements.

Our board of directors has determined that the audit committee has at least one member who qualifies as an Audit Committee Financial Expert, as defined by relevant SEC rules, and has designated Mr. Wilkinson, the Chairman of the committee, as such Audit Committee Financial Expert. As previously stated, Mr. Wilkinson is an independent director. The audit committee operates under a written charter, a current copy of which is attached to this proxy statement as Appendix B and is available on our website, www.cabotcmp.com. The audit committee reviews and reassesses the adequacy of the audit committee charter on an annual basis. The audit committee has established procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, as well as for the pre-approval of services provided by our independent auditors, both of which are also available on our website, www.cabotcmp.com. A current copy of the procedures for the pre-approval of services provided by our independent auditors is attached to this proxy statement as Appendix C. As set forth in the audit committee charter, the audit committee is also responsible for the review and approval of any related party transaction in advance of the company entering into any such transaction; since April 2002, we have not been engaged in any related party transactions and none have been proposed to the audit committee for consideration. The audit committee met eight times during fiscal year 2007 and has met twice since fiscal year end with respect to the audit of our fiscal year 2007 financial statements and related matters. In fulfillment of the audit committee’s responsibilities for fiscal year 2007, Mr. Wilkinson, the audit committee Chairman, reviewed our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 (as did the other members of the committee and board of directors), and our Quarterly Reports on Form 10-Q before we filed them, and Mr. Wilkinson and other members of the committee also reviewed quarterly earnings announcements and related matters before we released them.

Compensation Committee.  The functions of the compensation committee include reviewing and approving the compensation and benefits for our employees, evaluating and deciding upon the compensation of our chief executive officer, evaluating and deciding upon the compensation of our other executive officers, which is done following consultation with our chief executive officer, monitoring the administration of our employee benefit plans, authorizing and ratifying stock option grants, restricted stock awards and other incentive arrangements, and authorizing employment and related agreements. Our chief executive officer is neither present for voting or deliberation on, nor votes upon decisions relating to, his compensation. In addition, our chief executive officer does not vote upon decisions related to the compensation of our other executive officers. Also, our chief financial officer, who also has responsibility for our human resources function, and his staff support the compensation committee in its work by providing input and recommendations on the overall mix and forms of executive compensation as directed by the compensation committee. Our chief financial officer and human resources staff do not make specific recommendations or decisions regarding the amount of compensation for our named executive officers or other executive officers.

The compensation committee has engaged the services of a compensation consultant, W.T. Haigh & Company, Inc., which reports directly to the committee. The consultant has been engaged to advise the committee on executive compensation and equity incentive matters and trends and to perform benchmark comparison analysis of compensation practices of peer companies. From time to time, and as part of the committee’s ongoing and annual reviews of executive officer compensation matters, the consultant recommends specific ranges of compensation for our executive officers, including our named executive officers, based on information provided by the committee regarding different performance scenarios and desired market placement. The consultant also advises the nominating and corporate governance committee on non-employee director compensation matters. The consultant provides no other services to our company.

The members of the compensation committee are Messrs. Birgeneau, Fuller (Chairman), and Mooney, and Dr. Yu, each of whom was during fiscal year 2007 and is now an “independent” director as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and as defined in applicable rules adopted by the SEC. The compensation committee operates under a written charter that addresses compensation matters, a current copy of which is available on our website, www.cabotcmp.com. The compensation committee reviews and reassesses the adequacy of the compensation committee charter on an annual basis. The compensation committee met five times during fiscal year 2007 and has met three times since the fiscal year end with respect to 2007 annual bonuses, salary increases, stock option grants and restricted stock awards, and other matters.

Nominating and Corporate Governance Committee.  The functions of the nominating and corporate governance committee include reviewing and recommending a slate of nominees for the election of directors, recommending changes in the number, classification and term of directors, reviewing nominations by stockholders with regard to the nomination process, reviewing and recommending compensation and other matters for our directors, and attending to general corporate governance matters. The members of the nominating and corporate governance committee are Messrs. Frazee (Chairman), Fuller and Wilkinson, each of whom was during fiscal year 2007 and is now an “independent” director as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and as defined in applicable rules adopted by the SEC. The nominating and corporate governance committee operates under a formal charter that addresses the nominations process and such related matters as may be required under the federal securities laws and Nasdaq listing requirements, a current copy of which is available on our website, www.cabotcmp.com. The nominating and corporate governance committee reviews and reassesses the adequacy of the nominating and corporate governance charter on an annual basis. The nominating and corporate governance committee met four times during fiscal year 2007 and has met once since fiscal year end. The nominating and corporate governance committee acted unanimously to recommend the nomination of the Class II director nominees to the board of directors, subject to stockholder approval, as discussed in “ELECTION OF DIRECTORS,” above.

Criteria for Nominating Directors

The nominating and corporate governance committee considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the board of directors with respect to such candidates. The nominating and corporate governance committee considers suggestions from many sources regarding possible candidates for director and will consider nominees recommended by stockholders. Any such stockholder nominations, together with appropriate biographical information, should be submitted to the Chairman of the nominating and corporate governance committee, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504. To be included in the proxy statement, such nomination must be received by the Secretary of our company not later than the 120th day prior to the first anniversary of the date of the preceding year’s proxy statement.

In fiscal year 2007, we did not pay a fee to any third party to identify or evaluate potential director nominees; however, our directors play a critical role in guiding our strategic direction and overseeing the management of our company and accordingly, in the future we may pay a fee to a third party to identify or evaluate potential director nominees if the need arises.

Board candidates are selected based upon various criteria including their character, business experience and acumen. Some of the factors that are considered in evaluating candidates for the board of directors include experience in areas such as technology, manufacturing, marketing, finance, strategy, international business, and academia, as well as geographic and cultural diversity. Board members are expected to prepare for, attend and participate in all board of directors and applicable committee meetings, and our annual meetings of stockholders. The nominating and corporate governance committee considers a director’s past attendance record, participation and contribution to the board of directors in considering whether to recommend the reelection of such director.

Compensation of Directors

The following table shows information concerning the compensation that the Company’s non-employee directors earned during the last completed fiscal year ended September 30, 2007.

	Fees Earned
	or Paid	Stock	Options
	in Cash	Awards	Awards	Total
Name	($)(2)	($)(3)	($)(3)	($)
Robert J. Birgeneau	56,000	9,470	183,600	249,070
John P. Frazee, Jr.	76,500	9,470	111,969	197,939
H. Laurance Fuller	84,000	9,470	111,969	205,439
Edward J. Mooney	56,000	9,470	183,600	249,070
Steven V. Wilkinson	88,000	9,470	111,969	209,439
Bailing Xia(1)	36,500	30,712	54,004	121,216
Albert Y. C. Yu	45,500	9,470	183,600	238,570

(1)	Bailing Xia was elected to the Company’s Board of Directors effective September 17, 2007. His initial term will expire at the Annual Meeting of Stockholders in 2008. In connection with Mr. Xia’s election, the Board increased its size from seven to eight directors.

(2)	Includes an annual retainer fee, committee and board meeting attendance fees, and, as applicable, committee chairperson annual retainer fees, each as discussed in more detail below. Dollar amounts are comprised as follows:

		Aggregate
	Annual	Meeting	Committee
Name	Retainer Fee	Fees	Chair Fee

Robert J. Birgeneau	$35,000	$21,000
John P. Frazee, Jr.*	$35,000	$31,500	$10,000
H. Laurance Fuller**	$35,000	$39,000	$10,000
Edward J. Mooney	$35,000	$21,000
Steven V. Wilkinson***	$35,000	$33,000	$20,000
Bailing Xia	$35,000	$1,500
Albert Y. C. Yu	$35,000	$10,500

*	Nominating and corporate governance committee chairman

**	Compensation committee chairman

***	Audit committee chairman

(3)	The amounts in the column headed “Stock Awards” represent the dollar amount of equity compensation cost recognized for financial reporting purposes in fiscal year 2007, computed in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”), excluding the impact of estimated forfeitures for service-based vesting conditions. For restricted stock awards, the fair value is calculated using the closing price of our common stock on the grant date. The actual value realized by a non-employee director related to stock awards will depend on the market value of our common stock on the date the stock is sold.

The amounts in the column headed “Option Awards” represent the dollar amount of equity compensation cost recognized for financial reporting purposes in fiscal year 2007, computed in accordance with SFAS 123R, excluding the impact of estimated forfeitures for service-based vesting conditions. See Note 10 of Notes to Consolidated Financial Statements included in Item 8 of Part II of our Annual Report on Form 10-K for fiscal year 2007 for a description of the assumptions used in that computation. The actual value realized by a non-employee director related to option awards will depend on the difference between the market value of our common stock on the date the option is exercised and the exercise price of the option.

The grant date fair market value, computed in accordance with SFAS 123R, of each “Stock Award” to our non-employee directors during fiscal year 2007 is as follows:

			Grant Date Fair Value
			of Stock Awards
		Fiscal Year	Granted in
Name	Grant Date	2007 Expense ($)	Fiscal Year 2007 ($)

Mr. Birgeneau	3/6/07	9,470	64,940
Mr. Frazee	3/6/07	9,470	64,940
Mr. Fuller	3/6/07	9,470	64,940
Mr. Mooney	3/6/07	9,470	64,940
Mr. Wilkinson	3/6/07	9,470	64,940
Mr. Xia	9/17/07	28,932	106,825
	9/17/07	1,780	85,460
Dr. Yu	3/6/07	9,470	64,940

The grant date fair market value, computed in accordance with SFAS 123R, of each “Option Award” to our non-employee directors during fiscal year 2007 is as follows:

			Grant Date Fair Value
			of Option Awards
		Fiscal Year	Granted in Fiscal Year
Name	Grant Date	2007 Expense ($)	2007 ($)

Mr. Birgeneau	3/6/07	16,357	112,160
Mr. Frazee	3/6/07	16,357	112,160
Mr. Fuller	3/6/07	16,357	112,160
Mr. Mooney	3/6/07	16,357	112,160
Mr. Wilkinson	3/6/07	16,357	112,160
Mr. Xia	9/17/07	50,946	183,458
	9/17/07	3,058	146,766
Dr. Yu	3/6/07	16,357	112,160

During fiscal year 2007, no awards to any of our non-employee directors were adjusted, modified or cancelled (forfeited).

The aggregate number of stock awards and the aggregate number of stock option awards for each non-employee director that were outstanding as of the end of fiscal year 2007 are, as follows:

	Aggregate Number of Awards
	Outstanding as of September 30, 2007
Name	Stock Awards	Option Awards

Mr. Birgeneau	2,000	41,000
Mr. Frazee	2,000	58,500
Mr. Fuller	2,000	66,000
Mr. Mooney	2,000	41,000
Mr. Wilkinson	2,000	58,500
Mr. Xia	3,875	13,500
Dr. Yu	2,000	22,250

A director who is also our employee receives no additional compensation for his services as a director. On March 5, 2007, our board of directors approved a compensation program for the Company’s non-employee directors that revised the equity incentive elements of the program to match similar revisions made to the equity incentive program elements for our employees, including our executive officers. Effective March 5, 2007, non-employee directors are eligible for the following compensation:

Description of Director Compensation	Amount

Annual Retainer Fee, as of the effective date of appointment, and subsequently, at the time of our annual meeting	$35,000
Committee and Board Meeting Fees, for attendance at each meeting of the board and committee of the board	$1,500
Committee Chair Annual Retainer Fees:
Audit committee chairperson	$20,000
Compensation committee chairperson	$10,000
Nominating and corporate governance committee chairperson	$10,000
Annual Non-qualified Stock Option Grant, which vests over a four year period, at the effective date of appointment, and subsequently, at the time of our annual meeting	6,000 options
Annual Restricted Stock Award	2,000 shares
Initial Non-qualified Stock Option Grant, which vests over a three year period, at the effective date of appointment to the board	7,500 options
Initial Restricted Stock Award	2,500 shares

Prior to March 5, 2007, the Company awarded annual grants of 10,000 non-qualified stock options and initial grants of 15,000 non-qualified stock options. The Company did not award restricted stock. The equity incentive element changes reflect a desire to align the Company’s equity awards for non-employee directors with the Company’s revised equity incentive program for employees, including executive officers. The revised equity awards reflect an approximate three-to-one ratio of non-qualified stock options to shares of restricted stock, which is consistent with the changes to the annual equity incentive award program for employees. The revisions to the annual equity awards also effectively increase the annual equity incentive award to each non-employee director from an equivalent of 10,000 non-qualified stock options to an equivalent of 12,000 non-qualified stock options. The initial equity incentive award for a non-employee director remains an equivalent of 15,000 non-qualified stock options. Our non-employee directors received an aggregate of 49,500 stock options and 16,500 shares of restricted stock in fiscal year 2007.

Under our Directors’ Cash Compensation Umbrella Program, which only applies to non-employee directors and is filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on December 10, 2003, each non-employee director may choose to receive his compensation either in cash, in fully vested restricted stock under our 2000 Equity Incentive Plan (as of the date the fees are earned, the fees would be converted into the equivalent number of fully vested restricted shares, which would be beneficially owned and reported on Form 4 filings), or as deferred compensation under our Directors’ Deferred Compensation Plan, as amended September 26, 2006, which became effective in March 2001, and is filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on November 29, 2006. Non-employee directors continue to receive their respective annual retainer fees, committee chair annual retainer fees and annual non-qualified stock option grants at the time of our annual meeting, or upon the effective date of a director’s original election to the board of directors, if other than the annual meeting date. Non-employee directors also are eligible for reimbursement of travel and other out-of-pocket costs incurred in attending meetings. Non-employee directors are not eligible for any other compensation arrangement.

Prior to January 1, 2008, Messrs. Frazee, Fuller, Mooney, and Wilkinson had each elected to defer his compensation to future periods under the Directors’ Deferred Compensation Plan. As of January 1, 2008, Messrs. Frazee and Wilkinson have each elected to no longer defer his compensation under the plan. Under the Directors’ Deferred Compensation Plan, deferred amounts are payable only in the form of our common shares. A participating director is required to elect a date on which deferred compensation will begin to be distributed, which date generally must be at least two years after the end of the year deferrals are made and no later than the date of termination. As of the date the compensation is earned, the fees are converted into the right to acquire the equivalent number of shares of common stock at the end of the deferral period. These rights to acquire shares under the Directors’ Deferred Compensation Plan are reported as beneficially owned on Form 4 filings for each participating director. As of January 15, 2008, an aggregate of approximately $1,306,290 of directors’ compensation was deferred under the plan, and as of September 30, 2007, the amount was $1,271,790. The American Jobs Creation Act, a law containing provisions affecting deferred compensation plans, was enacted in 2004 with an effective date of January, 2005. We believe we are currently operating in compliance with the new law and plan to amend the Directors’ Deferred Compensation Plan to the extent necessary to comply with such law pursuant to, and according to the December 31, 2008 time frame established by, relevant United States Department of the Treasury guidance.

Compensation Committee Interlocks and Insider Participation

None of the current or former members of the compensation committee are or have been our employees.

FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT

Fees Billed by Independent Auditors

During fiscal years 2006 and 2007, the audit committee pre-approved 100% of all audit and non-audit services provided by our independent auditors, PricewaterhouseCoopers LLP, an independent registered public accounting firm. For such pre-approval of services, the audit committee follows its policy for the pre-approval of services provided by our independent auditors, a current copy of which is attached to this proxy statement as Appendix C and also is available on our web-site, www.cabotcmp.com. The following table presents fees for audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal year ended September 30, 2007, and September 30, 2006, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	Fiscal Year Ended	Fiscal Year Ended
Fees	September 30, 2007($)	September 30, 2006($)

Audit Fees(1)	1,030,996	1,085,434
Audit-Related Fees(2)	0	40,345
Tax Fees(3)	246,352	243,978
All Other Fees(4)	3,000	13,000
Total	1,280,348	1,382,757

(1)	Audit Fees include fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements and review of financial statements included in our Form 10-Q and for services that normally would be provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. In addition to including fees for services necessary to perform an audit or review in accordance with generally accepted auditing standards, this category also may include services that generally only PricewaterhouseCoopers LLP reasonably can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

(2)	Audit-Related Fees include assurance and related services traditionally performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements and not reported under the “Audit Fee” heading, including any employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. For fiscal year 2006, the only Audit-Related Services that PricewaterhouseCoopers LLP performed were services for the audit of our 401(k) plan. For fiscal year 2007, PricewaterhouseCoopers LLP did not render any Audit-Related Services to us, and another auditing firm performed the audit of our 401(k) plan.

(3)	Tax Fees include all services performed by professional staff in PricewaterhouseCoopers LLP’s and its foreign affiliates’ tax divisions except those services related to the audit, and include fees for tax compliance, tax planning, and tax advice. Tax compliance generally involves preparation of original and amended tax returns, claims for refund and tax payment-planning services. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities. For fiscal year 2007, $106,022 out of the total $246,352 for Tax Fees was for tax compliance services. For fiscal year 2006, $104,195 out of the total $243,978 for Tax Fees was for tax compliance services.

(4)	All Other Fees include fees for fiscal year 2007 for access to on-line accounting research software tools, and for fiscal year 2006 for access to on-line accounting and human resources research software tools.

Report of the Audit Committee

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

The audit committee of the board of directors is responsible for providing independent, objective oversight of our accounting and system of internal controls, the quality and integrity of our financial reports, and the independence and the selection, appointment, retention, compensation and oversight of the performance of our independent auditors. The audit committee is composed of independent directors and operates under a written charter, a current copy of which is attached to this proxy statement as Appendix B and is available on our website, www.cabotcmp.com. The audit committee reviews and reassesses the adequacy of the audit committee charter on an annual basis. Our board of directors has determined that the audit committee has at least one member who qualifies as an Audit Committee Financial Expert, as defined by relevant Securities and Exchange Commission (“SEC”) rules, and has designated Mr. Wilkinson, the Chairman of the committee, as such Audit Committee Financial Expert.

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The audit committee monitors and oversees these processes.

In this context, the audit committee reviewed and discussed the audited financial statements for fiscal year 2007 with management and with the independent auditors. Specifically, the audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which include, among other things:

•	methods used to account for any significant and unusual transactions;

•	the effect of any significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating any particularly sensitive accounting estimates and the basis for the independent auditors’ conclusions regarding the reasonableness of those estimates; and

•	any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

The audit committee believes strongly in the principles underlying the requirement that independent auditors maintain their independence in strict compliance with applicable independence rules. The audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the issue of the independent auditors’ independence from the company and management. In addition, in accordance with the SEC’s auditor independence requirements, the audit committee has considered whether the independent auditors’ provision of non-audit services to the company is compatible with maintaining the independence of the independent auditors and has concluded that it is.

Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

Respectfully submitted by the audit committee,

John P. Frazee, Jr.
H. Laurance Fuller
Steven V. Wilkinson, Chairman

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss and analyze our executive officer compensation program and how we compensated each of our named executive officers identified in the following table in fiscal year 2007. The individuals listed include our chief executive officer, chief financial officer and our three other most highly compensated executive officers based on total compensation.

Name	Title
William P. Noglows	Chairman of the Board, President and Chief Executive Officer
William S. Johnson	Vice President and Chief Financial Officer
Adam F. Weisman	Vice President, Business Operations
Clifford L. Spiro	Vice President, Research and Development
H. Carol Bernstein	Vice President, Secretary and General Counsel

Overview

General.  Our executive compensation program is administered by the compensation committee of our board of directors, which is composed solely of independent directors. The compensation committee is responsible for determining the level of compensation paid to our named executive officers and our other executive officers, and determining awards under and administering the 2000 Equity Incentive Plan. The compensation committee is also responsible for reviewing and establishing all other executive officer compensation programs and plans that we may adopt from time to time. During and for fiscal year 2007, the compensation committee made all decisions pertaining to the compensation of our named executive officers and our other executive officers. The compensation committee also reviewed and approved the methodology used for compensation of our general employee population. Our chief executive officer is neither present for voting or deliberation on, nor votes upon decisions relating to, his compensation. In addition, our chief executive officer does not vote upon decisions related to the compensation of our other executive officers. Although our chief executive officer evaluates the performance of our other executive officers, including the named executive officers, and makes recommendations with respect to their compensation to our compensation committee, the committee makes all final decisions regarding the executive officers’ compensation. Also, our chief financial officer, who also has responsibility for our human resources function, and his human resources staff, support the compensation committee in its work by providing input and recommendations on the overall mix and forms of executive officer compensation as directed by the compensation committee. Our chief financial officer and human resources staff do not make specific recommendations or decisions regarding the amount of compensation for our named executive officers or other executive officers.

Compensation Policy and Overall Objectives.  In determining the amount and composition of executive officer compensation, the committee’s goal is to provide compensation that will enable us to:

•	attract and retain talented executives,

•	align compensation with business objectives and performance, and

•	link the interests of our executive officers to the interests of our stockholders.

In general, executive officers, including our Chairman, President and Chief Executive Officer and our other named executive officers, are eligible for, and participate in, our compensation and benefits programs according to the same general terms as those available to all of our employees. For example, the terms and conditions of our annual equity incentive awards under the 2000 Equity Incentive Plan are the same for our executive officers as they are for our other employees. Similarly, the health and welfare benefit programs are the same for all of our employees, including our named executive officers and other executive officers; all executive officers participate in the same ESPP, 401(k) Plan and Supplemental Plan, according to the same terms, as all of our employees. Aside from the change-in-control severance protection agreements with our named executive officers and other executive officers, and employment agreements with Mr. Noglows and Dr. Spiro, all of which are described in greater detail in the “Executive Compensation” section below, we do not have post-termination of service agreements with our executive officers. Our executive officers are eligible to participate in our Executive Officer Deposit Share Program, under which they are entitled to voluntarily use all or a portion of their after-tax bonus compensation to purchase at fair market value shares of restricted stock awarded under the 2000 Equity Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit (“deposit shares”), and our company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant (“award shares”) subject to certain terms and conditions, as described in greater detail below.

Competitive Compensation and Benchmarking.  The compensation committee believes that each element of the compensation program should target compensation levels that take into account current market practices. Offering market-comparable pay opportunities allows us to maintain a stable, successful management team. Our direct competitors in our core business of developing, manufacturing, and selling chemical mechanical planarization (“CMP”) slurries and pads are not stand-alone publicly-traded entities, and our market for compensation comparison purposes is comprised of a group of companies that develop, manufacture, supply or use a variety of semiconductor products and processes, as well as companies that have similar revenue levels, market capitalizations, employment levels and geographic presence. While the compensation committee may change the composition of this group from time-to-time based on changes in our or others’ business, in fiscal year 2007, this group was comprised of the following companies:

Aeroflex Inc.	Mattson Technology, Inc.
AMI Semiconductor, Inc.	Photronics, Inc.
ATMI, Inc.	PMC Sierra, Inc.
Axcelis Technologies, Inc.	QLogic Corporation
Brooks Automation, Inc.	RF Micro Devices, Inc.
Cree, Inc.	Semtech Corporation
Cymer, Inc.	Triquint Semiconductor, Inc.
Entegris, Inc.	Varian Semiconductor Equipment Associates, Inc.
Integrated Device Technology, Inc.	Veeco Instruments, Inc.
MacDermid, Incorporated

In evaluating this comparison group for compensation purposes, the compensation committee, in consultation with outside compensation consultants hired by the committee, currently W.T. Haigh & Company, Inc., exercises its discretion and makes its judgment regarding executive officer compensation matters after considering all relevant factors. In general, it is the goal of the compensation committee that each element of compensation and total compensation for our named executive officers and our other executive officers fall within the 50th to 75th percentile for comparable positions within the comparison group. However, a direct correlation may not always exist between the roles and responsibilities of each of our executive officers and those of the position that appears to best correspond to such individual at companies within the comparison group.

Elements of Compensation

The key elements of our compensation program for our named executive officers and other executive officers are:

•	base salary,

•	annual cash bonuses, and

•	long-term equity incentives.

In addition, we provide our named executive officers and other executive officers with:

•	change in control severance protection agreements, and in some limited circumstances post-termination agreements, and

•	the same retirement and other benefits provided to our employees generally.

Descriptions of these elements and the reasons we provide them to our named executive officers and other executive officers are provided in the following table:

Element	Description	Reason Provided
Base Salary	Fixed amount paid in cash twice per month, as for all of our employees.	As for all of our employees, provides named executive officers with a steady, predictable amount of fixed income with merit increases from time-to-time (if provided, usually effective on January 1 of the next calendar year) based on performance and market comparisons.
Annual Cash Bonuses (Annual Incentive Program)	Cash payment made within 75 days following completion of fiscal year depending on company and individual performance, as for all of our employees.	As for all of our employees, aligns compensation with business objectives and performance by communicating goals and motivating individuals to achieve these goals, and rewarding performance actually achieved.
Long-Term Equity Incentives (2000 Equity Incentive Plan)	Restricted Stock Awards (Initial, Annual and Deposit Share Program) and Stock Option Grants (Initial, Annual).	As for all of our employees who receive awards pursuant to our equity incentive plan, “at risk” nature of equity awards links interests with those of our stockholders. Provides ongoing retention mechanism over vesting periods.
Change in Control Severance Protection Benefits for Executive Officers and other Key Employees	Salary and other benefits paid if terminated within a certain period pursuant to a Change in Control of our company (three years’ for Chief Executive Officer; two years’ for other Executive Officers other than Principal Accounting Officer; one year for Key Employees and Principal Accounting Officer).	Assures company of dedicated executive and key employee team, notwithstanding the possibility, threat or occurrence of a change in control; Provides for continuity of executive management and key employees in the event of an actual or threatened change in control.
Retirement and other Benefits	401(k) savings plan, Supplemental Plan, basic life and disability insurance and limited perquisites, as for all of our employees.	Represents market practice and competitive factors. Broad-based programs for all employees.

Each of these elements is also addressed separately below. In determining compensation for executive officers, the compensation committee considers all elements of an executive officer’s total compensation package in comparison to current market practices, including change in control arrangements, ability to participate in savings plans and other benefits. On at least an annual basis, the compensation committee considers the base salary, annual cash bonus, and long-term equity incentive elements, and balance among each of these elements, of each executive officer’s overall compensation.

Base Salaries.  The compensation committee regularly reviews each executive officer’s base salary. Base salaries for executive officers are initially determined by evaluating the executive officers’ levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external compensation practices, with particular reference to the comparison group of companies. Increases to base salaries are driven primarily by performance and current market practices, and evaluated by the compensation committee based on sustained levels of contribution to the company in the context of our performance-based management process. In the past several years, depending on the level of performance of the company and each executive officer, this generally has meant base salaries in the 50th to 75th percentile of the salary ranges of similarly positioned executive officers in the comparison group of companies.

The factors impacting base salary levels are not assigned specific weights. Rather, the compensation committee reviews all of the factors and makes base pay determinations that reflect the compensation committee’s analysis of the aggregate impact of these factors. Following fiscal year 2006 and upon review of each executive officer’s performance in the fiscal year and compensation, the compensation committee, in considering merit salary increases to be effective January 1, 2007 for the calendar year, decided to retain the 2006 base salaries without an increase for all of our named executive officers except Mr. Weisman, because the compensation committee decided to decrease our executive officers’ base salary towards the 50th percentile of the salary ranges of similarly positioned executive officers in the comparison group of companies, and shift slightly the compensation emphasis to the solely performance-related elements of bonus and equity incentive awards. Consequently, 2007 base salaries of our named executive officers remained at their 2006 levels, except with respect to Mr. Weisman whose base salary was increased by 5.3% to reflect the expansion of his responsibilities in his role of Vice President, Business Operations, which he assumed in September 2006 at the end of the fiscal year. Following fiscal year 2007 and upon review of each executive officer’s performance in the fiscal year and compensation, the compensation committee, in considering merit salary increases to be effective January 1, 2008 for the calendar year, increased our named executive officers’ base salaries in the range of 4% to 6.75% to remain competitive within our peer group. The resulting base salaries for 2008, and the 2007 base salaries, are as follows:

Name	2008 Base Salary	2007 Base Salary
William P. Noglows	$545,000	$520,000
William S. Johnson	$332,800	$320,000
Adam F. Weisman	$312,000	$300,000
Clifford L. Spiro	$298,900	$280,000
H. Carol Bernstein	$303,800	$290,000

Annual Cash Bonuses.  All of the company’s employees are eligible to participate in the company’s cash bonus program, which is called our Annual Incentive Program, with executive officer, including named executive officer, bonuses, if any, determined by the compensation committee. As with all employees, executive officers’ opportunities to earn annual cash bonuses correspond to the degree to which our company achieves these annually-established goals. The compensation committee believes that a cash bonus program allows us to communicate specific goals that are of primary importance during each year and motivates executive officers to achieve these goals.

Performance-Based Management Program and Company Performance Objectives: At the beginning of each fiscal year, the compensation committee and board of directors establish specific performance goals for the company in accordance with our performance-based management process. These objectives are set to reflect the key elements of our annual plan and budget, and provide a common platform for our initiatives for the year. Throughout the year, our senior management periodically reviews the company’s progress in achieving these goals with our board of directors and compensation committee. In November, 2006, the board of directors and compensation committee approved our Fiscal Year 2007 Company Performance Objectives. From these Company Performance Objectives, we select, upon approval of the compensation committee, a few of the most significant that all employees at our company influence to serve as our Corporate Performance Goals. The other Company Performance Objectives serve as functional goals of special focus to particular functions or business teams in our company; in this regard, our executive officers have certain Leadership Team Goals that are selected from the functional measures and approved by the compensation committee. As in prior years, the fiscal year 2007 Leadership Team Goals were chosen to encourage a particular and enhanced focus on certain aspects of our company’s business strategy and objectives for which all of our executive officers and other Leadership Team members collectively have responsibility for influencing and driving.

Our Fiscal Year 2007 Company Performance Objectives, Corporate Performance Goals, Functional/Business Team Goals, and Leadership Team Goals, with corresponding Measures for evaluating attainment of such, were as follows:

Fiscal Year 2007 Company Performance Objectives:

Fiscal Year 2007 Corporate Performance Goals (with corresponding Measures):

•	Earnings Per Share (Earnings Per Share);

•	Revenue Objectives (Revenue);

•	Gross Margin (Gross Profit Margin as a percentage of revenue); and,

•	Customer Satisfaction (Scores on Customer Scorecards).

Fiscal Year 2007 Functional and Business Team Goals (with corresponding Measures):

•	Productivity Improvement for Core Products (Cost of Goods Sold as a percentage of Revenue);

•	Securing New Opportunities (Number of design/business wins at certain customers);

•	Product Quality Improvement (Statistical quality measures);

•	New Product Introductions (Number of New Product Introductions);

•	Customer Return Rate (Percentage of sales in gallons);

•	QED Acquisition Integration (QED Revenue/milestone achievements per integration plan);

•	Quality Culture Enhancement (Score on Standardized Supplier Quality Award (SSQA)); and,

•	Engineered Surface Finishes (ESF) Growth (ESF Revenue/Gross Margin).

Fiscal Year 2007 Leadership Team Goals (with corresponding Measures):

•	One Particular CMP Application Business Growth (Revenue and design/business wins);

•	Another Particular CMP Application Business Growth (Revenue and design/business wins);

•	Engineered Surface Finishes (ESF) Growth (ESF Revenue/Gross Margin); and,

•	SSQA (SSQA score).

Performance Goals, Bonus Pool and Bonus Calculation: As in prior years, in fiscal year 2007, achievement of the noted four Fiscal Year 2007 Corporate Performance Goals and particular Functional and Business Team Goals that correspond to an individual’s function or business team within our company served as the mechanism by which the company determined the amount of funding for our Annual Incentive Program Bonus Pool (“AIP Bonus Pool”), which is approved by the compensation committee for all employees, including our named executive officers and other executive officers (our executive officers’ functional goals were the noted Fiscal Year 2007 Leadership Team Goals).

To determine the funding of the AIP Bonus Pool, the performance goals generally are weighted, based on their relative importance to achieving the company’s overall goals. Then, for each performance goal, “threshold”, “target” and “stretch” metrics, or levels, of performance are established. Because each year our performance goals are set to reflect the key objectives of our annual plan and budget, the “threshold”, “target” and “stretch” metrics for each goal are designed to reflect increasing levels of difficulty, improvement, and motivation in achieving each level. As part of our senior management’s periodic review throughout the year of our progress in meeting our Company Performance Objectives, Corporate Performance Goals, and Functional and Business Team Goals with the compensation committee and board of directors, performance is discussed against a particular goal’s “threshold”, “target” and “stretch” levels.

The specific “threshold,” “target,” and “stretch” metrics related to the Corporate, Functional and Business Team, and Leadership Team Performance Goals noted above are omitted from this discussion because disclosure of such metrics would result in competitive harm to the company because these metrics reflect our specific business strategies, financial objectives, and proprietary product development, manufacturing, and marketing plans. We are the global leader in CMP slurries, and developing complementary businesses both within and outside of the CMP consumables market, and our direct competitors in our core business of developing, manufacturing, and selling CMP slurries and pads, aggressively follow and seek the competitive details of our business. Our direct competitors are comprised of United States as well as foreign entities. In addition, our competitors are not stand-alone publicly-traded entities; rather, they are either privately-held entities or divisions or functions within divisions of large publicly-held companies. Thus, these competitors are not subject to the same public company disclosure requirements and disclosure of the specific metrics related to our Corporate and Leadership Team Goals would place the company at a relative competitive disadvantage.

The “threshold” level of performance for a particular performance goal represents the lowest level of performance for which any bonus would be earned on that goal. The “stretch” level of performance represents the level for which the maximum bonus would be earned for that particular goal, and the “target” represents the target level of performance. The actual bonus, if any, attributable to each performance goal is calculated based on the actual performance compared to these “threshold”, “target” and “stretch” performance levels, and these are added together for all the performance goals to determine the funding of the AIP Bonus Pool. In turn, the AIP Bonus Pool is allocated for payment of bonuses to employees and executive officers, including our named executive officers. For fiscal year 2007, the bonus for a particular employee or executive officer was calculated by:

i) multiplying the salary of the employee or executive officer by the bonus target level established for the particular role or band of the employee or executive officer (expressed as a percentage of the individual’s base salary, and set according to market pay practices), as described in greater detail for executive officers below;

ii) multiplied by a factor related to the achievement of the Corporate and Functional and Business Team Performance Goals that relate to the functional group or business team in which the employee works (expressed as a percentage of the particular “target” level of performance); and

iii) multiplied by a factor that corresponds to an assessment of the individual performance of the employee or executive officer relative to the individual’s own performance objectives.

In addition, for fiscal year 2007, in assessing the company’s overall performance and calculating the funding of the AIP Bonus Pool for all of our employees, including our named executive officers and other executive officers, the compensation committee also considered our company’s achievement of additional performance factors that the committee considered important in evaluating the company’s performance for fiscal year 2007, but that were not able to be known to the company at the time the Fiscal Year 2007 Corporate Performance Goals and Functional and Business Team (Leadership Team) Goals were established. These Additional Performance Factors were: the company’s financial performance, both in light of overall industry economic factors as well as versus peer companies; implementation and completion of a corporate strategy assessment project; progress on the manufacturing and adoption aspects of a particular CMP application; implementation and achievement of certain productivity initiatives; and the receipt of certain customer quality awards.

Individual Executive Officer Bonus Target Levels and Cash Bonus Earned: As described above, actual payouts for cash bonus awards are determined by the level of performance of our company and the individual performance of each employee, including each named executive officer and other executive officers, and may be higher or lower than the established individual’s bonus target level depending upon performance relative to the pre-established goals. The compensation committee, in consultation with its outside compensation consultant, has established bonus award targets for each executive officer by evaluating factors such as external pay practices, with particular reference to the comparison group of companies (as described above, bonus award targets are established for each of our employees based on an individual’s role or level). In this regard, for fiscal year 2007 the compensation committee increased the bonus award target for each named executive officer from each individual’s previous bonus award target: Mr. Noglows’ was increased to 90 percent of his base salary from 75 percent, Messrs. Johnson’s,

Weisman’s, and Spiro’s from 50 percent to 65 percent, and Ms. Bernstein’s from 50 percent to 55 percent. The bonus award targets and actual amounts earned for our named executive officers for fiscal year 2007 were as follows:

		Bonus Target ($)
		(Calculated
		According to Base
	Bonus Target (as %	Salary Earned in
Name	of Base Salary)	Fiscal Year 2007)	Actual Bonus Earned* ($)
William P. Noglows	90%	$468,000	$470,000
William S. Johnson	65%	$208,000	$234,400	**
Adam F. Weisman	65%	$192,563	$167,500
Clifford L. Spiro	65%	$182,000	$156,400
H. Carol Bernstein	55%	$159,500	$184,100	**

*	In assessing our company’s and executive officers’ achievement of the noted Performance Goals for purposes of the multiplier described above, the compensation committee concluded that a factor of approximately 72 percent had been achieved. In assessing each named executive officer’s individual performance for fiscal year 2007, and for purposes of the multiplier described above, the compensation committee decided upon factors of approximately 1.20-1.45.

**	As with certain of our employees and other executive officers who contributed directly to a particular strategy assessment project in fiscal year 2007, Mr. Johnson’s and Ms. Bernstein’s amounts include respective sums approved by the compensation committee to reflect their work on this initiative; without this additional recognition, the actual bonus earned by each would have approximated that of their respective bonus target percentages.

Fiscal Year 2008 Performance Management Program and Performance Goals.  In November, 2007, the compensation committee and board of directors set our Fiscal Year 2008 Performance Goals for purposes of our Fiscal Year 2008 Annual Incentive Program, generally using the process described above. These performance goals are: financial goals that include earnings per share, gross margin as a percentage of revenue, various revenue objectives, a cash flow measure; quality and customer satisfaction goals, and various growth objectives. For fiscal year 2008, in order to recognize and encourage the cross-functional and interdependent nature of all of the functions of our company, the functional group and business team component of the bonus calculation has been eliminated.

Long-Term Equity Incentives.  Long-term equity incentives are provided to our named executive officers and other executive officers pursuant to the 2000 Equity Incentive Plan. All of the company’s employees are eligible to participate in our 2000 Equity Incentive Plan, with executive officer, including named executive officer, awards pursuant to it, if any, determined by the compensation committee. The compensation committee believes that equity-based compensation is an essential element in our overall compensation scheme. Equity-based compensation is emphasized in the design of our executive officer compensation program because it involves at-risk components of compensation that directly link our executive officers’ interests with those of our stockholders. The compensation committee, in consultation with its outside compensation consultants, evaluates the balance of equity-based compensation with the base salary and cash bonus elements of cash compensation by considering factors such as external compensation practices, with particular reference to the comparison group of companies, the ability to achieve a desired balance between cash and equity-based compensation, and the financial impact to our company of providing various kinds and amounts of equity-based compensation to our employees, including our executive officers.

Timing of Grants: Initial or “new-hire” options and restricted stock may be awarded to employees, including our executive officers when they join the company. Thereafter, options and restricted stock may be awarded to employees, including each executive officer annually and from time to time based on performance. To enhance retention, options and restricted stock awarded to executive officers, as with awards to all other employees, are subject to vesting restrictions that generally lapse over a four-year period. In addition to all other forms of equity-based compensation and non-equity-based compensation, stock option grants to executive officers, whether “new hire”, occasional, or pursuant to our annual incentive program, may only be made upon specific approval by the compensation committee. Our stock option grant practice consistently has been that the exercise price for stock option grants for all of our stock option grants, including those to our executive officers, is the fair market value, as represented by the closing price, of our stock on the stock option grant date, as approved by the compensation committee. For “new hire” grants, the grant date is the first day of employment for the grant recipient; for grants made pursuant to our annual grant program or at other times in particular circumstances, the latter of which has not occurred for any of our executive officers, the grant date is the date of approval by the compensation committee or a subsequent date set by the committee in its approval. For our annual grant program, our practice for the past six annual cycles has been that the one grant date for grants made to all employees, including all of our executive officers, occurs within the week of the compensation committee’s meeting (usually late November or early December) to consider and decide upon performance and compensation-related matters for our employees, including specific evaluations and decisions regarding each of our executive officers, such as annual cash bonuses, base salary increases, and equity-based incentive awards following the close of our fiscal year on September 30. It is our practice to set a stock option’s grant date only for a date certain on or subsequent to the date the grant is approved, and it is not our practice to set a stock option’s grant date as a date prior to the date of approval for a grant (i.e., “backdating”). In addition, it is not our practice to make stock option grants while we are in possession, or in coordination with the release, of material non-public information regarding our company. To our knowledge, we have followed our stock option grant practices throughout our history as a publicly-traded company. While we do not have any current plans to change our stock option grant practices, circumstances may arise such that we might decide it is in the best interests of our business to do so in the future.

Allocation Among Awards: Prior to our fiscal year 2007 awards and grants that the compensation committee made on December 1, 2006, as part of our annual equity incentive award program, our compensation committee had awarded only non-qualified stock option grants pursuant to our annual grant program. As permitted by the 2000 Equity Incentive Plan, on December 1, 2006, our compensation committee decided to award a blend of non-qualified stock option grants and restricted stock awards (restricted stock units for our non-United States employees) to all employees who were receiving awards on December 1, 2006, including the named executive officers and other executive officers, according to approximately a three-to-one ratio of non-qualified stock options granted to restricted stock awarded. Our compensation committee made this decision primarily to address the financial impact of the expensing of equity-based compensation now required pursuant to a new accounting standard issued by the Financial Accounting Standards Board (SFAS 123R) that became applicable to us as of October 1, 2005, as well as to more competitively balance the types of equity incentives being awarded to our employees pursuant to the 2000 Equity Incentive Plan. In addition, for our fiscal year 2008 annual equity incentive award program grant, which occurred on November 30, 2007, we continued to provide this combination of restricted stock and stock option awards for our employees, including our named executive officers. For more information regarding these awards, see Footnote no. 2 to the Grants of Plan-Based Awards table.

Size of Awards: When determining awards under the 2000 Equity Incentive Plan, the compensation committee considers the company’s and executive officer’s performance in the prior year, the executive officer’s levels of responsibility, prior experience and years of service, historical award data and compensation practices at the comparison group of companies. In determining award sizes, the compensation committee does not assign specific weights to these factors. Rather, the factors are evaluated on an aggregate basis. For example, for our fiscal year 2007 annual equity incentive awards, which occurred on December 1, 2006, we reduced the overall “units” to be awarded to our employees, including our named executive officers and other executive officers, receiving such awards, relative to the fiscal year 2006 grants generally in order to reduce our overall equity award run rate, manage the financial impact of the expensing of equity-based compensation pursuant to SFAS 123R, and make our awards more consistent in number with those of peer companies, and then delivered the award in a combination of restricted stock and stock options using the aforementioned three-to-one ratio, as illustrated by the following table:

	Fiscal Year 2006	Fiscal Year 2007	Fiscal Year 2007
	Non-Qualified Stock	Non-Qualified Stock	Restricted Stock
Name	Option Grant	Option Grant	Award
William P. Noglows	125,000	57,500	19,200
William S. Johnson	60,000	26,000	8,700
Adam F. Weisman	60,000	28,500	9,500
Clifford L. Spiro	70,000	28,500	9,500
H. Carol Bernstein	58,000	26,000	8,700

In general, the compensation committee has not considered any actual amounts that may have been realized from prior equity-based compensation awards in awarding subsequent equity-based compensation, or other elements of compensation. However, in considering awards under the 2000 Equity Incentive Plan to our employees, including executive officers, the compensation committee does consider whether equity-based awards that previously may have been made to them continue to fulfill the purposes of motivation and retention.

Our executive officers are also eligible to participate in the Executive Officer Deposit Share Program. See “EXECUTIVE COMPENSATION — Executive Officer Deposit Share Program,” below. While all of our executive officers have equity ownership in our company through participation in various equity-based programs such as the Employee Stock Purchase Plan, Executive Officer Deposit Share Program, and our annual equity incentive award program, we do not currently have equity-ownership requirements or guidelines for our executive officers.

Change in Control Severance Benefits.  The terms and conditions of the change in control severance protection agreements with our named executive officers and the employment agreements with Mr. Noglows and Dr. Spiro are described in more detail in the section entitled “Executive Compensation” below. The board of directors and compensation committee originally determined the terms and conditions of the change in control severance protection agreements, including the severance benefit payable, and the triggering events for the payment of such severance benefit, pursuant to such agreement, in consultation with their compensation consultants and our financial and other advisors, and considered external practices at similarly situated companies regarding change in control arrangements. The board of directors and compensation committee also review the costs and benefits of the change in control severance protection agreements approximately every three years, most recently in June 2007. As a result of this review, the board of directors and compensation committee, with advice from the committee’s compensation consultant regarding market practices, determined that the cost to the company and the competitiveness of such agreements remain reasonable and appropriate. The American Jobs Creation Act, a law containing provisions affecting deferred compensation plans, was enacted in 2004 with an effective date of January, 2005. We believe we are currently operating in compliance with the new law and plan to amend the change in control severance protection agreements with our executive officers and other key employees to the extent necessary to comply with such law pursuant to, and according to the December 31, 2008 time frame established by, relevant United States Department of the Treasury guidance.

Retirement and Other Benefits.  We have adopted various employee benefit plans and arrangements for the purpose of providing compensation and employee benefits to our employees, including our executive officers. In general, the same terms apply to all of our employees, including our executive officers. These plans and arrangements include our 2000 Equity Incentive Plan, Employee Stock Purchase Plan, the 401(k) Plan, and the Supplemental Plan.

CEO Compensation

When Mr. Noglows joined our company in fiscal year 2004, the compensation committee, in consultation with outside advisors hired by the committee, used the executive compensation practices described above to determine the terms of Mr. Noglows’ employment offer and initial compensation, comprised of base salary, cash bonus and equity-based compensation elements, which are part of Mr. Noglows’ employment agreement with our company, as described in greater detail in the section entitled “Executive Compensation” below. As part of the agreement and his joining the company, Mr. Noglows also entered into a change-in-control severance protection agreement and became eligible for the reimbursement of certain relocation and other expenses, all of which are described in greater detail in the section entitled “Executive Compensation” below.

Upon completion of fiscal year 2007, the compensation committee, in consultation with the outside compensation consultant hired by the committee, used the executive compensation practices described above, including the performance goals established by the committee, to determine Mr. Noglows’ compensation, composed of a cash bonus for fiscal year 2007, and a non-qualified stock option grant and a restricted stock award as part of the annual equity incentive award cycle for which all employees were eligible. In addition, in setting both the cash-based and equity-based elements of Mr. Noglows’ compensation, the compensation committee made an overall assessment of Mr. Noglows’ leadership in achieving the company’s long-term and short-term strategic, operational and business goals. This included a favorable review of his overall performance in leading the company and a desire to keep his compensation competitive within our peer group and equitable and consistent compared to our other executive officers. In addition to these factors, Mr. Noglows’ cash bonus award for fiscal year 2007, reflected the company’s performance against certain financial and other objectives in fiscal year 2007, and the aspects of the overall pre-established goals for fiscal year 2007 that were met, as assessed by the compensation committee, using its discretion. These goals are described in greater detail above. Based upon all of these criteria, which included the compensation committee’s assessment of the company’s and Mr. Noglows’ enhanced performance in various respects in fiscal year 2007 as compared with fiscal year 2006, the compensation committee awarded Mr. Noglows $470,000 as a cash bonus for fiscal year 2007, which together with his $520,000 annual base salary paid during fiscal year 2007, resulted in total cash compensation to Mr. Noglows for fiscal year 2007 of $990,000; this was $107,600 more than the $882,400 in total cash compensation that Mr. Noglows received for fiscal year 2006. The committee also decided to increase Mr. Noglows’ base salary to $545,000 for 2008 consistent with its review with the committee’s outside compensation consultant of salary compensation information for peer company chief executive officers, the committee’s review of Mr. Noglows’ performance for fiscal year 2007, and its decision to increase the base salaries of the other named executive officers from their fiscal year 2007 levels. In addition, as noted above and as reported in Footnote no. 2 to the Grants of Plan-Based Awards table that follows, on November 30, 2007, the compensation committee awarded Mr. Noglows equity-based compensation in the form of: (i) non-qualified stock options to purchase an aggregate of 54,000 shares of the company’s common stock that vest in equal increments upon each anniversary over four years and have a term of ten years that expires November 30, 2017, at an exercise price of $37.40, which was the closing price of our stock on the grant date; and (ii) 18,000 shares of restricted stock with a fair market value based on the closing price of our stock on the award date of $37.40 per share that lapse in equal increments upon each anniversary over four years. Aside from the number of options granted and restricted stock awarded, the terms and conditions of this option grant and restricted stock award are the same as those for grants and awards made to our other employees, including those that provide that any options that are not vested and restricted stock on which restrictions have not lapsed at the time of termination of employment are forfeited. Because these equity awards were made after the completion of fiscal year 2007, they are reported in the referenced footnote and not specifically reported in the compensation tables that follow.

As noted above, the compensation committee and the board of directors reviews on a periodic basis the hypothetical costs to the company of Mr. Noglows’ change-in-control severance protection agreement, and those of the company’s other executive officers and key employees who have such agreements.

Regulatory and Other Factors

Internal Revenue Code Section 162(m).  As one of the factors in its review of compensation matters, the committee considers the anticipated tax treatment to our company and to our executives of various payments and benefits. The deductibility of some types of compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted rights. Furthermore, interpretations of and changes in the tax laws and other factors beyond the compensation committee’s control also affect the deductibility of compensation. For these and other reasons, the compensation committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. At our annual meeting of stockholders held in March 2004, our 2000 Equity Incentive Plan was submitted to our stockholders for approval, and our stockholders approved the plan. The 2000 Equity Incentive Plan’s predecessor plan, the Amended and Restated Cabot Microelectronics Corporation 2000 Equity Incentive Plan, previously had been approved by our stockholders in March 2001. The 2000 Equity Incentive Plan is intended to qualify certain compensation awarded under that plan for tax deductibility under Section 162(m).

Other Factors.  As described above, our compensation committee began the use of awards of restricted stock in addition to grants of non-qualified stock options primarily to address the financial impact of the expensing of equity-based compensation required under SFAS 123R. In addition, the company has intended for its non-qualified deferred compensation plans and other plans and agreements subject to the requirements of Internal Revenue Code Section 409A to be in operational compliance with such requirements.

COMPENSATION COMMITTEE REPORT

The following report of the compensation committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

The compensation committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis with our company’s management, and based on the review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2007.

Submitted by the compensation committee,

Robert J. Birgeneau
H. Laurance Fuller, Chairman
Edward J. Mooney
Albert Y.C. Yu

EXECUTIVE COMPENSATION

The following tables set forth certain compensation information for our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers of the Company (collectively the “named executive officers”) for the fiscal year ended September 30, 2007.

Summary Compensation Table

						All Other	Total
Name and				Stock	Option	Compen-	Compen-
Principal Position	Year	Salary ($)	Bonus ($)(1)	Awards ($)(2)(3)	Awards ($)(3)	sation ($)(4)	sation ($)
William P. Noglows	2007	520,000	470,000	154,049	2,197,517	62,075	3,403,641
President and Chief Executive Officer

William S. Johnson	2007	320,000	234,400	66,109	752,467	30,944	1,403,920
Vice President and Chief Financial Officer

Adam F. Weisman	2007	296,250	167,500	64,566	884,125	29,283	1,441,724
Vice President, Business Operations

Clifford L. Spiro	2007	280,000	156,400	93,042	806,378	28,780	1,364,600
Vice President, Research and Development

H. Carol Bernstein	2007	290,000	184,100	60,044	715,083	37,357	1,286,584
Vice President, Secretary and General Counsel

(1)	Certain amounts in the “Bonus” column were used to purchase “deposit shares” of restricted stock under our Executive Officer Deposit Share Program after the end of the 2007 fiscal year on December 12, 2007. See footnote 2 below for more details.

(2)	Certain amounts in the Stock Awards column correspond to matching grants of “award shares” of restricted stock made pursuant to our Executive Officer Deposit Share Program, which is described in more detail below. Under this program, our executive officers are entitled to voluntarily use all or a portion of their after-tax bonus compensation to purchase at fair market value shares of restricted stock awarded under the 2000 Equity Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit (“deposit shares”), and our Company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant (“award shares”). If the participant is employed by our Company on the third anniversary of the deposit date and the deposit shares have remained on deposit with us through such date, the restrictions on the award shares will lapse. This column does not include deposit shares as these amounts were purchased by the participant after-tax from amounts that were already disclosed in the “Bonus” column. This column does include award share grants made pursuant to this program. On December 13, 2006, Mr. Noglows, Mr. Weisman, Dr. Spiro, and Ms. Bernstein participated in the Executive Officer Deposit Share Program receiving 761, 228, 304, and 152 respective award shares on deposit under the program. The restrictions on these award shares will lapse on December 13, 2009 if the executive is employed by us at that time and the correspondence deposit shares have remained on deposit with us through such date.

These amounts do not include award share grants made pursuant to our Executive Officer Deposit Share Program to certain of our named executive officers after the end of fiscal year 2007. On December 12, 2007, Mr. Noglows, Mr. Johnson and Ms. Bernstein participated in the Deposit Share Program receiving 542, 339, and 271 respective award shares on deposit under the program with a fair market value based on the closing price of our stock on the award date of $36.84 per share. The restrictions on these award shares will lapse on December 12, 2010 if the participant is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date. Mr. Noglows, Mr. Johnson and Ms. Bernstein purchased, respectively, 1,085, 678, and 542 deposit shares related to these award shares after-tax from amounts that are disclosed in the “Bonus” column above.

(3)	The amounts in the column headed “Stock Awards” represent the dollar amount of equity compensation cost recognized for financial reporting purposes in fiscal year 2007, computed in accordance with SFAS 123R, excluding the impact of estimated forfeitures for service-based vesting conditions. For restricted stock awards, the fair value is calculated using the closing price of our common stock on the grant date. The actual value realized by a named executive officer related to stock awards will depend on the market value of our common stock on the date the stock is sold.

The amounts in the column headed “Option Awards” represent the dollar amount of equity compensation cost recognized for financial reporting purposes in fiscal year 2007, computed in accordance with SFAS 123R, excluding the impact of estimated forfeitures for service-based vesting conditions. See Note 10 of Notes to Consolidated Financial Statements included in Item 8 of Part II of our Annual Report on Form 10-K for fiscal year 2007 for a description of the assumptions used in that computation. The actual value realized by a named executive officer related to option awards will depend on the difference between the market value of our common stock on the date the option is exercised and the exercise price of the option.

During fiscal year 2007, no awards to any of our named executive officers were adjusted, modified or cancelled (forfeited).

(4)	These figures reflect (i) airline club membership fees for fiscal year 2007 in the amount of $600 for Mr. Noglows, $350 for Mr. Johnson, $300 for Dr. Spiro and $500 for Ms. Bernstein; (ii) a transportation allowance for fiscal year 2007 in the amount of $8,000 for Ms. Bernstein; (iii) business club membership fees for fiscal year 2007 in the amount of $4,350 for Mr. Noglows; and (iv) the payment of financial planning fees of $10,000 on behalf of Mr. Noglows in fiscal year, as per the terms of his employment agreement.

The information this column also includes contributions (both “matching” and “safe-harbor”) made by us to our tax-qualified savings plan (the “401(k) Plan”) and accruals under our non-qualified supplemental savings plan (the “Supplemental Plan”) according to the standard terms of each of these plans as applied to all of our employees, including our executive officers. For the 401(k) Plan, this means that we contribute the equivalent of 4% of each employee’s eligible compensation (up to the I.R.S. eligible compensation limit) to the plan on the employee’s behalf, regardless of whether the employee makes a contribution to the plan (“‘safe-harbor’ contribution”). In addition, we make a matching contribution on the employee’s behalf of 100% of the first 4%, and 50% of the next 2%, that the employee contributes to the 401(k) Plan (“matching contribution”). With respect to the Supplemental Plan, which applies to all employees, including our executive officers, at such time as they reach the I.R.S. eligible compensation limit, employees are presently not able to make contributions to the plan, but we continue to make the “safe harbor” contribution of the equivalent of 4% of each employee’s eligible compensation (over the I.R.S. eligible compensation limit) to the Supplemental Plan on the employee’s behalf. For fiscal year 2007, contributions as such to the 401(k) Plan and the Supplemental Plan on behalf of the named executive officers were made in the following amounts:

Name	401(k) Plan	Supplemental Plan

Mr. Noglows	$20,114	$26,496
Mr. Johnson	$20,250	$9,828
Mr. Weisman	$20,803	$7,972
Dr. Spiro	$19,791	$8,208
Ms. Bernstein	$20,091	$8,268

In fiscal year 2007, we provided each of our named executive officers with basic life insurance and accidental death and dismemberment insurance coverage that was provided on the same basis to all of our employees. There is no cash surrender value associated with this insurance coverage. The value paid for this coverage attributable to each named executive officer (Mr. Noglows, $516; Mr. Johnson, $516; Mr. Weisman, $508; Dr. Spiro, $481; Ms. Bernstein, $499) is also reflected in the column headed “All Other Compensation” for fiscal year 2007.

Employment Agreements

On November 2, 2003, we entered into an employment agreement with Mr. Noglows to become our Chairman, President and Chief Executive Officer. Pursuant to this employment agreement, among other terms, we agreed to pay Mr. Noglows an annual base salary of $450,000 and a cash bonus for fiscal year 2004 that would not be less than $160,000, following the end of fiscal year 2004. Mr. Noglows’ agreement provides that following the close of each fiscal year, beginning with the end of fiscal year 2004, the compensation committee of the board of directors will meet to consider an increase in Mr. Noglows’ annual base salary in accordance with its normal practices, and the compensation committee has done so, as described in more detail; for 2007, the compensation committee retained Mr. Noglows’ base salary at its fiscal year 2006 level of $520,000, and for 2008, the compensation committee has set his salary at $545,000. The employment agreement also provided the grant of an option to purchase 250,000 shares of our common stock with an exercise price of $55.37, vesting in four equal annual installments on each subsequent anniversary of November 3, 2003, his first date of employment, and an expiration of November 3, 2013 (As described in greater detail below, to address SFAS 123R, on September 27, 2004, the compensation committee accelerated the vesting to September 1, 2005 of all options granted previously to all employees, including executive officers and directors, with an option price of greater than $34.65, which action accelerated the vesting to September 1, 2005 of 187,500 of the options subject to this grant to Mr. Noglows). We also agreed to provide Mr. Noglows with certain relocation and other reimbursements and to allow Mr. Noglows to utilize first-class air travel while he is employed by us.

On November 13, 2003, we entered into an employment agreement with Dr. Spiro to become our Vice President, Research & Development. Pursuant to this agreement, among other terms, we agreed to pay Dr. Spiro an annual base salary of $225,000. Dr. Spiro’s agreement states that annual reviews by the compensation committee of the board of directors with respect to any future salary adjustments are usually held in the quarter following the close of our fiscal year; for 2007, the compensation committee retained Dr. Spiro’s base salary at its fiscal year 2006 level of $280,000, and for 2008, the compensation committee has set his salary at $299,000. Dr. Spiro’s agreement also provided for the grant of an option to purchase 50,000 shares of our common stock, vesting in four equal annual installments on each subsequent anniversary of Dr. Spiro’s first day of employment, December 1, 2003. (As described in greater detail below, to address SFAS 123R, on September 27, 2004, the compensation committee accelerated the vesting to September 1, 2005 of all options granted previously to all employees, including executive officers and directors, with an option price of greater than $34.65, which action accelerated the vesting to September 1, 2005 of 37,500 of the options subject to this grant to Dr. Spiro). Dr. Spiro’s employment agreement provides that he is eligible to participate in our annual cash incentive program with a target of 45% of base salary, which, as described in greater detail above, has been raised by the compensation committee to be a target of 65% of base salary.

Standard Employee Benefits

We have adopted various employee benefit plans and arrangements for the purpose of providing compensation and employee benefits to our employees, including our named executive officers and our other executive officers. In general, the same terms apply to all of our employees, including our named executive officers and our other executive officers. These plans and arrangements include the 2000 Equity Incentive Plan, the Employee Stock Purchase Plan, the 401(k) Plan, and Supplemental Plan.

GRANTS OF PLAN-BASED AWARDS

The following table shows all awards granted to the named executive officers during the fiscal year ended September 30, 2007 pursuant to the 2000 Equity Incentive Plan.

		All Other	All Other
		Stock	Option
		Awards:	Awards:		Grant Date Fair
		Number of	Number of	Exercise or	Value of Stock
		Shares of	Securities	Base Price of	and Option
	Grant	Stock or	Underlying	Option Awards	Awards(3)
Name	Date	Units (1)(#)	Options(2)(#)	($/Sh)	($)
William P. Noglows	12/1/06	19,200	—	—	606,144
	12/1/06	—	57,500	31.57	1,042,119
	12/13/06	761	—	—	24,968

William S. Johnson	12/1/06	8,700	—	—	274,659
	12/1/06	—	26,000	31.57	471,219

Adam F. Weisman	12/1/06	9,500	—	—	299,915
	12/1/06	—	28,500	31.57	498,875
	12/13/06	228	—	—	7,481

Clifford L. Spiro	12/1/06	9,500	—	—	299,915
	12/1/06	—	28,500	31.57	516,528
	12/13/06	304	—	—	9,974

H. Carol Bernstein	12/1/06	8,700	—	—	274,659
	12/1/06	—	26,000	31.57	471,219
	12/13/06	152	—	—	4,987

(1)	The awards in this column that correspond to a Grant Date of December 13, 2006 reflect the matching grants of “award shares” of restricted stock made under our 2000 Equity Incentive Plan pursuant to our Executive Officer Deposit Share Program, which is described in more detail below. Under this program, our executive officers are entitled to voluntarily use all or a portion of their after-tax bonus compensation to purchase at fair market value shares of restricted stock awarded under the 2000 Equity Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit (“deposit shares”), and our Company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant (“award shares”). If the participant is employed by our Company on the third anniversary of the deposit date and the deposit shares have remained on deposit with us through such date, the restrictions on the award shares will lapse. This column does not include deposit shares as these amounts were purchased by the participant after-tax bonus compensation already disclosed in the “Bonus” column of our Summary Compensation Table of our 2007 Proxy Statement. As shown, on December 13, 2006, Mr. Noglows, Mr. Weisman, Dr. Spiro, and Ms. Bernstein participated in the Executive Officer Deposit Share Program receiving 761, 228, 304, and 152 respective award shares on deposit under the program. The restrictions on these award shares will lapse on December 13, 2009 if the participant is employed by us at that time and the correspondence deposit shares have remained on deposit with us through such date.

The amounts in this column do not include award share grants made pursuant to our Executive Officer Deposit Share Program to certain of our named executive officers after the end of fiscal year 2007. On December 12, 2007, Mr. Noglows, Mr. Johnson and Ms. Bernstein participated in the Deposit Share Plan receiving 542, 339, and 271 respective award shares on deposit under the program with a fair market value based on the closing price of our stock on the award date of $36.84 per share. The restrictions on these award shares will lapse on December 12, 2010 if the participant is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date.

These amounts in this column do not include restricted shares awarded to our named executive officers after the end of fiscal year 2007. On November 30, 2007, as part of our annual equity incentive award program, we awarded restricted shares to our named executive officers with a fair market value based on the closing price of our stock on the award date of $37.40 per share that lapse in equal increments upon each anniversary over four years, in the amounts set forth in the table below:

Name	Restricted Stock Award

Mr. Noglows	18,000
Mr. Johnson	9,200
Mr. Weisman	7,500
Dr. Spiro	7,500
Ms. Bernstein	5,500

(2)	As with all other grants of stock options and stock awards to our named executive officers and other executive officers, other than the number of options or restricted stock awarded, the terms and conditions of the stock option grants in this column are the same as those made to all other employees. This includes a provision that if a participant retires (defined as the voluntary termination of employment, where no circumstances for termination for cause exist, upon the participant’s achievement of at least 55 years of age and five years of service), then the participant may retain any option previously vested throughout the term of such option; as with our other option grants, any options that have not yet vested as of termination are forfeited.

Prior to these option grants on December 1, 2006 made as part of our annual equity incentive award program, our compensation committee had awarded only non-qualified stock option grants pursuant to our annual grant program. As permitted by the 2000 Equity Incentive Plan, on December 1, 2006, our compensation committee decided to award a blend of non-qualified stock option grants and restricted stock awards (restricted stock units for our non-United States employees) to all employees who were receiving awards on December 1, 2006, including the named executive officers and other executive officers, according to approximately a three-to-one ratio of non-qualified stock options granted to restricted stock awarded. Our compensation committee made this decision primarily to address the financial impact of the expensing of equity-based compensation now required pursuant to a new accounting standard issued by the Financial Accounting Standards Board that became applicable to us as of October 1, 2005, as well as to more competitively balance the types of equity incentives being awarded to our employees pursuant to the 2000 Equity Incentive Plan. The amounts in this column that correspond to a Grant Date of December 1, 2006, which are smaller relative to prior year grants, reflect the restricted stock awards made by our compensation committee as a result.

To address certain issues arising pursuant to the new accounting standard issued (at the time proposed) by the Financial Accounting Standards Board referenced above and as permitted by the 2000 Equity Incentive Plan, on September 27, 2004, our company, with the approval of the compensation committee, accelerated to September 1, 2005 the vesting of those stock options granted to all employees, officers and directors under the 2000 Equity Incentive Plan prior to September 27, 2004 that have an option price equal to or greater than the fair market value of our shares on September 27, 2004 ($34.65), through amendment made and effective as of September 27, 2004 to the grant agreements for such stock options. Approximately 1.3 million options with varying remaining vesting schedules of fewer than three years as of September 1, 2005 were subject to the acceleration provision and became exercisable as of such date as a result, including for the named executive officers as set forth below:

Number of
Accelerated
Name	Options (#)

Mr. Noglows	187,500
Mr. Johnson	37,500
Mr. Weisman	—
Dr. Spiro	37,500
Ms. Bernstein	79,250

These amounts do not include options granted to our named executive officers after the end of fiscal year 2007. On November 30, 2007, as part of our annual equity incentive award program, we granted options to our named executive officers that have an exercise price of $37.40, which as with all of our grants and awards to date was the fair market value based on the closing price of our common stock on the date of grant, vest in equal increments upon each anniversary over four years and expire November 30, 2017, in the amounts set forth in the table below:

Securities
Underlying
Name	Options

Mr. Noglows	54,000
Mr. Johnson	27,600
Mr. Weisman	22,500
Dr. Spiro	22,500
Ms. Bernstein	16,500

(3)	As with all of our grants and stock awards to date, the exercise price was the fair market value based on the closing price of our stock on the date of grant.

These values were estimated using the Black-Scholes option pricing formula on the basis of the following assumptions: expected volatility: 52%; risk free rate of return: 4.4%; annualized dividend yield: 0.0%; and expected time until exercise: 6.25 years for people younger than the age of 46 at the date of grant and 6.76 years for people 46 years and older on the date of grant. On the December 1, 2006 Grant Date, Mr. Weisman was younger than 46, and Messrs. Noglows, Johnson, and Spiro and Ms. Bernstein were 46 or older.

During fiscal year 2007, no awards to any of our employees, including our named executive officers, were adjusted, modified or cancelled (forfeited).

2000 Equity Incentive Plan

The options granted on December 1, 2006 vest in equal increments upon each anniversary over four years, and have a term of ten years, expiring December 1, 2016. As with all other grants of stock options and awards of restricted stock to our named executive officers and other executive officers, other than the number of options or restricted stock awarded, the terms and conditions of these stock option grants are the same as those made to all other employees. This includes a provision that if a participant retires (defined as the voluntary termination of employment, where no circumstances for termination for cause exist, upon the participant’s achievement of at least 55 years of age and five years of service), then the participant may retain any option previously vested throughout the term of such option; as with our other option grants, any options that have not yet vested as of termination are forfeited.

Prior to these option grants on December 1, 2006 made as part of our annual equity incentive award program, our compensation committee had awarded only non-qualified stock option grants pursuant to our annual grant program. As permitted by the 2000 Equity Incentive Plan, on December 1, 2006, our compensation committee decided to award a blend of non-qualified stock option grants and restricted stock awards (restricted stock units for our non-United States employees) to all employees who were receiving awards on December 1, 2006, including the named executive officers and other executive officers, according to approximately a three-to-one ratio of non-qualified stock options granted to restricted stock awarded. Our compensation committee made this decision primarily to address the financial impact of the expensing of equity-based compensation now required pursuant to a new accounting standard issued by the Financial Accounting Standards Board that became applicable to us as of October 1, 2005, as well as to more competitively balance the types of equity incentives being awarded to our employees pursuant to the 2000 Equity Incentive Plan. The restricted shares granted on December 1, 2006 have a fair market value based on the closing price of our stock on the award date of $31.57 per share.

Executive Officer Deposit Share Program

Our executive officers are eligible to participate in the Executive Officer Deposit Share Program that our board of directors adopted in March 2000. Under this program, our executive officers are entitled to use all or a portion of their after-tax bonus compensation to purchase at fair market value shares of restricted stock awarded under the 2000 Equity Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit (“deposit shares”), and our Company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant (“award shares”). If the participant is employed by us on the third anniversary of the deposit date and the deposit shares have remained on deposit with us through such date, the restrictions on the award shares will lapse. Ten individuals currently participate in the deposit share plan, and 21,208 shares (including award shares) are currently on deposit under that program for all executive officers. Of the named executive officers, Mr. Noglows, Mr. Johnson, Mr. Weisman, Dr. Spiro and Ms. Bernstein participate with (i) 3,462, (ii) 1,532, (iii) 457, (iv) 2,891 and (v) 846 respective deposit shares and (i) 1,730, (ii) 766, (iii) 228, (iv) 1,445 and (v) 423 respective award shares on deposit under the program. These amounts do not include the 9,943 shares (including award shares) no longer under deposit or subject to restrictions as of January 15, 2008, of which Mr. Noglows, Mr. Johnson, Dr. Spiro and Ms. Bernstein respectively had (i) 2,593 , (ii) 1,058, (iii) 2,593, and (iv) 386 respective deposit shares and (i) 1,296, (ii) 529, (iii) 1,296, and (iv) 192 respective award shares. On December 13, 2006, Mr. Noglows, Mr. Weisman, Dr. Spiro, and Ms. Bernstein participated in the Executive Officer Deposit Share Program as follows: Mr. Noglows purchased 1,523 deposit shares and received 761 award shares; Mr. Weisman purchased 457 deposit shares and received 228 award shares; Dr. Spiro purchased 609 deposit shares and received 304 award shares; and Ms. Bernstein purchased 304 deposit shares and received 152 award shares. The restrictions on the award shares will lapse on December 13, 2009 if the participant is employed by us at that time and the correspondence deposit shares have remained on deposit with us through such date. On December 12, 2007, Mr. Noglows, Mr. Johnson and Ms. Bernstein participated in the Executive Officer Deposit Share Program as follows: Mr. Noglows purchased 1,085 deposit shares and received 542 award shares; Mr. Johnson purchased 678 deposit shares and received 339 award shares; and Ms. Bernstein purchased 542 deposit shares and received 271 award shares. The restrictions on the award shares will lapse on December 12, 2010 if the participant is employed by us at that time and the corresponding deposit shares have remained on deposit with us through such date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of September 30, 2007 for each named executive officer. The table also shows unvested and unearned stock awards assuming a market value of $42.75 a share (the closing market price of the Company’s stock on September 28, 2007).

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of	Market Value
	Underlying	Underlying			Shares or Units	of Shares or
	Unexercised	Unexercised			of Stock That	Units of Stock
	Options	Options	Option	Option	Have Not	That Have Not
	(#)	(#)	Exercise Price	Expiration	Vested	Vested
Name	Exercisable(1)	Unexercisable(1)	($)	Date	(#)(2)	($)
William P. Noglows	250,000	—	55.37	11/3/2013
	125,000	125,000	37.78	12/10/2014
	31,250	93,750	30.51	12/9/2015
	—	57,500	31.57	12/1/2016
					21,684	926,991

William S. Johnson	40,000	—	42.72	4/1/2013
	50,000	—	48.91	12/11/2013
	34,000	34,000	37.78	12/10/2014
	—	45,000	30.51	12/9/2015
	—	26,000	31.57	12/1/2016
					9,451	404,030

Adam F. Weisman	17,500	12,500	30.10	5/26/2014
	25,000	25,000	37.78	12/10/2014
	15,000	45,000	30.51	12/9/2015
	—	28,500	31.57	12/1/2016
					9,728	415,872

Clifford L. Spiro	50,000	—	54.28	12/1/2013
	34,000	34,000	37.78	12/10/2014
	17,500	52,500	30.51	12/9/2015
	—	28,500	31.57	12/1/2016
					12,241	523,303

H. Carol Bernstein	47,000	—	67.07	5/1/2008
	42,000	—	49.80	5/1/2012
	47,500	—	51.37	12/11/2012
	60,000	—	48.91	12/11/2013
	31,500	31,500	37.78	12/10/2014
	—	43,500	30.51	12/9/2015
	—	26,000	31.57	12/1/2016
					8,942	382,271

(1)	These option grants vest or vested over four years in equal increments upon each anniversary of the grant date, other than the April 1, 2003 grant to Mr. Johnson, which vested over four years in equal increments beginning on the grant date, with a term expiring on the tenth anniversary of the grant date, other than the May 1, 2001 grant of options which expire on May 1, 2008. As described in greater detail above, to address certain new accounting rules, on September 27, 2004, the compensation committee accelerated the vesting to September 1, 2005 of all options granted previously to all employees, including executive officers and directors, with an option price greater than $34.65, which action accelerated the vesting to September 1, 2005 of the options granted on December 11, 2002, April 1, 2003, November 3, 2003, December 1, 2003 and December 11, 2003, each of which has a term of ten years.

(2)	The restricted stock awards granted to Mr. Noglows vest as follows: 19,200 shares vest over four years in equal increments upon each anniversary of the December 1, 2006 grant date, 1,296 “award shares” vest on December 22, 2007, 427 “award shares” vest on December 21, 2008, and 761 “award shares” vest on December 13, 2009. The restricted stock awards granted to Mr. Johnson vest as follows: 8,700 shares vest over four years in equal increments upon each anniversary of the December 1, 2006 grant date, 324 “award shares” vest on December 22, 2007, and 427 “award shares” vest on December 21, 2008. The restricted stock awards granted to Mr. Weisman vest as follows: 9,500 shares vest over four years in equal increments upon each anniversary of the December 1, 2006 grant date, and 228 “award shares” vest on December 13, 2009. The restricted stock awards granted to Dr. Spiro vest as follows: 9,500 shares vest over four years in equal increments upon each anniversary of the December 1, 2006 grant date, 1,296 “award shares” vest on December 22, 2007, 1,141 “award shares” vest on December 21, 2008, and 304 “award shares” vest on December 13, 2009. The restricted stock awards granted to Ms. Bernstein vest as follows: 8,700 shares vest over four years in equal increments upon each anniversary of the December 1, 2006 grant date, 90 “award shares” vest on December 22, 2007, and 152 “award shares” vest on December 13, 2009.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding stock options exercised during fiscal year 2007 and stock awards vested during fiscal year 2007 for the named executive officers.

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired	Realized	Acquired	Realized
	on	on	on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(1)
William P. Noglows	—	—	—	—

William S. Johnson	15,000	198,536	205	6,921

Adam F. Weisman	20,000	208,000	—	—

Clifford L. Spiro	—	—	—	—

H. Carol Bernstein	14,500	203,600	102	3,444

(1)	For option awards, the value realized on exercise is equal to the aggregate difference between the exercise price of the options and the fair market value of the shares on the date of exercise. For stock awards, the value realized is the number of shares vested multiplied by the fair market value of the shares at the time of vesting.

PENSION BENEFITS

The Company does not maintain a defined benefit pension program.

NONQUALIFIED DEFERRED COMPENSATION

The Company maintains the Cabot Microelectronics Corporation Supplemental Employee Retirement Plan, a nonqualified supplemental savings plan (the “Supplemental Plan”). The following table discloses the earnings and balances of our named executive officers under the Company’s Supplemental Plan that provides for compensation deferral on a non-tax-qualified basis.

	Registrant	Aggregate	Aggregate
	Contributions	Earnings	Balance at
Name	in Last FY ($)(1)	in Last FY ($)	Last FYE ($)
William P. Noglows	26,496	23,319	118,175
William S. Johnson	9,828	8,549	47,507
Adam F. Weisman	7,972	3,089	20,808
Clifford L. Spiro	8,208	3,059	25,716
H. Carol Bernstein	8,268	11,937	64,129

(1)	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

Effective May 1, 2000, the Company adopted the Supplemental Plan covering all eligible employees as defined by the Supplemental Plan. Participants in the Supplemental Plan, including our named executive officers, do not make any contributions to the Supplemental Plan. The purpose of the Supplemental Plan is to provide for the deferral of the Company contributions to certain highly compensated employees as defined under the provision of the Employee Retirement Income Security Act of 1974, as amended. Under the Supplemental Plan, the Company contributes up to 4% of the named executive officers’ eligible compensation. All amounts contributed by the Company and earnings on these contributions are fully vested at all times. The same menu of investment funds under the 401(k) Plan is available under the Supplemental Plan. Like the 401(k) Plan, all investment decisions are made by the participants. Participants in the Supplemental Plan are not permitted to make hardship withdrawals prior to termination and distributions under the Supplemental Plan are paid in a lump sum.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables and the accompanying narrative show potential benefits payable to our named executive officers upon the occurrence of the events specified herein, assuming such events occurred on September 30, 2007 and excluding certain benefits generally available to all salaried employees. Except as noted, the amounts disclosed below reflect the aggregate potential payments under each scenario and category. These tables do not include amounts to the extent that the form and amount of any payment or benefit are fully disclosed in an earlier table.

William P. Noglows

The following table shows the potential payments upon termination with or without a change in control for named executive officer William P. Noglows, assuming such events occurred on September 30, 2007. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table below.

	Involuntary Not for Cause or Good Reason
	Termination
Executive Benefits and Payments Upon			In Connection with a
Termination	No Change in Control		Change in Control	Death	Disability
Salary Continuation	$520,000	(1)	$1,560,000	—	—

Bonus Through Termination Date(2)	—		$468,000	—	—

Bonus Continuation(2)	—		$1,404,000	—	—

Contributions under Retirement Plans	—		$139,830	—	—

Accelerated Vesting of Stock Options(3)	$853,838		$2,411,600	$2,411,600	$2,411,600

Accelerated Vesting of Restricted Stock(4)	—		$926,991	$926,991	$926,991

Post-termination Health Care(5)	—		$30,000	—	—

Outplacement Services	—		$78,000	—	—

280G Tax Gross Up	—		$2,089,942	—	—

Total:	$1,373,838		$9,108,363	$3,338,591	$3,338,591

William S. Johnson

The following table shows the potential payments upon termination with or without a change in control for named executive officer William S. Johnson, assuming such events occurred on September 30, 2007. Footnotes describing the assumptions in calculations are included following the last in this section, as is a description of the employment terms and plans providing benefits specified in the table below.

	Involuntary Not for Cause or Good Reason
	Termination
		In Connection with a
Executive Benefits and Payments Upon Termination	No Change in Control	Change in Control	Death	Disability
Salary Continuation	—	$640,000	—	—

Bonus Through Termination Date(2)	—	$208,000	—	—

Bonus Continuation(2)	—	$416,000	—

Contributions under Retirement Plans	—	$60,156	—	—

Accelerated Vesting of Stock Options(3)	—	$1,010,460	$1,010,460	$1,010,460

Accelerated Vesting of Restricted Stock(4)	—	$404,030	$404,030	$404,030

Post-termination Health Care(5)	—	$20,000	—	—

Outplacement Services	—	$48,000	—	—

280G Tax Gross Up	—	$775,141	—	—

Total:	—	$3,581,787	$1,414,490	$1,414,490

Adam F. Weisman

The following table shows the potential payments upon termination with or without a change in control for named executive officer Adam F. Weisman, assuming such events occurred on September 30, 2007. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table below.

	Involuntary Not for Cause or Good Reason
	Termination
		In Connection with a
Executive Benefits and Payments Upon Termination	No Change in Control	Change in Control	Death	Disability
Salary Continuation	—	$600,000	—	—

Bonus Through Termination Date(2)	—	$195,000	—	—

Bonus Continuation(2)	—	$390,000	—	—

Contributions under Retirement Plans	—	$57,550	—	—

Accelerated Vesting of Stock Options(3)	—	$1,151,805	$1,151,805	$1,151,805

Accelerated Vesting of Restricted Stock(4)	—	$415,872	$415,872	$415,872

Post-termination Health Care(5)	—	$20,000	—	—

Outplacement Services	—	$45,000	—	—

280G Tax Gross Up	—	$789,982	—	—

Total:	—	$3,665,209	$1,567,677	$1,567,677

Clifford L. Spiro

The following table shows the potential payments upon termination with or without a change in control for named executive officer Clifford L. Spiro, assuming such events occurred on September 30, 2007. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table below.

	Involuntary Not for Cause or Good Reason
	Termination
			In Connection with a
Executive Benefits and Payments Upon Termination	No Change in Control		Change in Control	Death	Disability
Salary Continuation	$280,000	(1)	$560,000	—	—

Bonus Through Termination Date(2)	—		$182,000	—	—

Bonus Continuation(2)	—		$364,000	—	—

Contributions under Retirement Plans	—		$55,998	—	—

Accelerated Vesting of Stock Options(3)	—		$1,130,210	$1,130,210	$1,130,210

Accelerated Vesting of Restricted Stock(4)	—		$523,303	$523,303	$523,303

Post-termination Health Care(5)	—		$20,000	—	—

Outplacement Services	—		$42,000	—	—

280G Tax Gross Up	—		$771,967	—	—

Total:	$280,000		$3,649,478	$1,653,513	$1,653,513

H. Carol Bernstein

The following table shows the potential payments upon termination with or without a change in control for named executive officer H. Carol Bernstein, assuming such events occurred on September 30, 2007. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table.

	Involuntary Not for Cause or Good Reason
	Termination
		In Connection with a
Executive Benefits and Payments Upon Termination	No Change in Control	Change in Control	Death	Disability
Salary Continuation	—	$580,000	—	—

Bonus Through Termination Date(2)	—	$185,000	—	—

Bonus Continuation(2)	—	$370,000	—	—

Contributions under Retirement Plans	—	$56,718	—	—

Accelerated Vesting of Stock Options(3)	—	$979,675	$979,675	$979,675

Accelerated Vesting of Restricted Stock(4)	—	$382,271	$382,271	$382,271

Post-termination Health Care(5)	—	$20,000	—	—

Outplacement Services	—	$43,500	—	—

280G Tax Gross Up	—	$697,018	—	—

Total:	—	$3,314,182	$1,361,946	$1,361,946

(1)	This figure reflects the lump sum value of twelve months of salary continuation.

(2)	In accordance with the terms of the change in control agreements described below, for purposes of calculating the bonus through the termination date, the bonus amount for each named executive officer is equal to the greatest of: (i) the target bonus amount for the fiscal year in which the Change in Control occurs, (ii) the target bonus amount for the fiscal year in which the termination date occurs, and (iii) the highest bonus amount paid or payable to the named executive officer in respect of any of the three fiscal years preceding the fiscal year in which the Change in Control occurs. Assuming a Change in Control and termination date as of September 30, 2007, the bonus amounts for Mr. Noglows, Mr. Johnson, Mr. Weisman, and Dr. Spiro represent the target bonus amounts for fiscal year 2007 (the fiscal year in which the Change in Control and the termination date occurred). The bonus amount for Ms. Bernstein represents the highest bonus amount paid to Ms. Bernstein in one of the three fiscal years preceding fiscal year 2007. The amount disclosed as bonus continuation for Mr. Noglows represents three times his bonus amount and the amount disclosed as bonus continuation for Mr. Johnson, Mr. Weisman, Dr. Spiro, and Ms. Bernstein represents two times their bonus amounts, each in accordance with the terms of the change in control agreements described below.

(3)	This figure represents the aggregate difference between the exercise price of the options and $42.75, which was the fair market value of a share of our common stock on September 30, 2007. This figure does not include the value of vested but unexercised options. The table below sets forth the total value of all options, which includes the value of the accelerated options and the vested but unexercised options.

Named Executive Officer	Total Value of Options

Mr. Noglows	$3,415,350
Mr. Johnson	$1,180,640
Mr. Weisman	$1,681,030
Dr. Spiro	$1,513,390
Ms. Bernstein	$1,136,230

For Mr. Noglows, the figure disclosed in the “No Change in Control” column represents the value of his outstanding and unexercisable options that were scheduled to vest during the twelve months following termination, in accordance with the terms of Mr. Noglow’s employment agreement. For purposes of this table, the value of these options was also calculated assuming a market price of $42.75, which was the fair market value of a share of our common stock on September 30, 2007.

In the event of a termination of service by reason of death or disability, the 2000 Equity Incentive Plan and the non-qualified stock option grant agreements provide that unvested options shall fully vest for all participants, including the named executive officers.

(4)	This figure represents the number of shares vested multiplied by $42.75, which was the fair market value of the shares on September 30, 2007. This figure does not include the value of restricted stock that has already vested, including shares on deposit under our Executive Officer Deposit Share Program.

In the event of a termination of service by reason of death or disability, the 2000 Equity Incentive Plan and the restricted stock award agreements provide that unvested restricted stock shall fully vest for all participants, including the named executive officers.

(5)	This amount assumes comparable health care coverage to that which is currently provided under our existing plan. Our company is self-insured, therefore there is no employer contribution amount. We have estimated the cost of post-termination health care to be $10,000 per person per year. This amount could vary depending on the details of any new or replacement plan that may be in place in the event of a change in control.

Pursuant to the terms of the Company’s equity incentive plan and the awards granted thereunder, the named executive officers receive the accelerated vesting of certain equity awards in the event of a Change in Control without termination of employment. The value of the accelerated vesting for each named executive officer, assuming a change in control, is the same value as disclosed in the “In Connection with a Change in Control” column above.

Employment Agreements

Pursuant to Mr. Noglows’ November 3, 2003 employment agreement, if we terminate his employment without cause or Mr. Noglows terminates his employment because we breached the terms of his agreement, the Company must pay Mr. Noglows one year’s base salary over the one year period following such termination and to allow any options that would vest during such period to vest during such time. Aside from the requirements set forth in the employment agreement, there are no other material conditions to receipt by Mr. Noglows of these termination benefits, although Mr. Noglows still would be subject to the terms of our standard confidentiality, intellectual property and non-competition agreement, which he entered into when he joined our company, and of the relevant stock option grant agreements. The amount and terms of this severance arrangement was determined by our compensation committee, in consultation with its compensation consultant, and included consideration of market practices for similar arrangements for other chief executive officers of comparable companies.

In addition to our agreement with Mr. Noglows, we have entered into an employment agreement with Dr. Spiro, under which we would be obligated to pay him one year’s base salary over the one year period following such termination if we terminate his employment without cause. The amount and terms of this severance arrangement was determined by our compensation committee, in consultation with its compensation consultant, and included consideration of market practices for similar arrangements for other similarly-situated individuals. Aside from the requirements set forth in his employment agreement, there are no other material conditions to receipt by Dr. Spiro of the one year’s base salary, although Dr. Spiro still would be subject to the terms of our standard confidentiality, intellectual property and non-competition agreement, which he entered into when he joined our company.

Change in Control Severance Protection Agreements

We have entered into Change in Control Severance Protection Agreements (“change in control agreements”) with each of the named executive officers, our other executive officers, and certain key employees of our company, because we believe such agreements are valuable aspects in enabling a smooth transition and providing continuity of management in the event of a change in control of our company. The form of change in control agreements is available as Exhibit 10.23 to our Form 10-K filed on December 28, 2000. Under the change in control agreements, each executive officer, including the named executive officers, whose employment with us terminates (including an executive’s voluntary termination of employment for either “good reason”, as defined in the agreement, or during the thirty-day period commencing on the first anniversary of a “change in control”), other than for cause, disability, death, or certain other specified reasons, within two years (in the case of Mr. Johnson, Mr. Weisman, Dr. Spiro and Ms. Bernstein) or three years (in the case of Mr. Noglows) after a “change in control” of our company (as such term is defined in the agreements), is entitled to a severance benefit. The severance benefit includes:

•	accrued and unpaid compensation including: base salary, reimbursement for reasonable and necessary expenses incurred by the executive on our behalf through the date of termination, vacation pay and bonuses and incentive compensation;

•	the Bonus Amount (which is the greatest of (i) the executive’s target bonus amount for the fiscal year in which the change in control occurs, (ii) the executive’s target bonus amount for the fiscal year in which the termination date occurs, and (iii) the highest bonus paid or payable to the executive in respect of any of the three fiscal years preceding the fiscal year in which change in control occurs), pro-rated for the number of days that have elapsed through the termination date;

•	two times (in the case of Mr. Johnson, Mr. Weisman, Dr. Spiro and Ms. Bernstein) or three times (in the case of Mr. Noglows), the executive’s annual base salary plus the Bonus Amount plus an amount equal to the contributions made or credited by us under all employee retirement plans for the benefit of the executive for the most recently completed plan year of each such plan (e.g., the 401(k) Plan and Supplemental Plan), payable in a lump sum;

•	health and welfare benefits (consistent with health and welfare benefits available to all employees for which they had been eligible prior to their termination) for 24 months (in the case of Mr. Johnson, Mr. Weisman, Dr. Spiro and Ms. Bernstein) or 36 months (in the case of Mr. Noglows) following the executive’s termination date;

•	payment or reimbursement for the costs, fees and expense of outplacement assistance services, up to a maximum of fifteen percent of the executive’s annual base salary; and

•	a full “gross-up payment” of any and all excise taxes assessed on amounts received under the change in control agreements, as well as all other taxes that may become due as a result of the gross-up payment.

Cause as defined in the agreements means (i) the willful and continued failure to perform substantially the duties reasonably assigned to the executive and (ii) the willful engaging in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise.

The agreements define “Good Reason” as (i) a change in the executive’s status, title, position or responsibilities (including reporting responsibilities) which, in the executive’s reasonable judgment, represents an adverse change, (ii) an assignment of the executive’s duties or responsibilities that are, in the executive’s reasonable judgment, inconsistent with his or her status, title, position or responsibilities, (iii) removal from any of his or her offices or positions, or the failure to reappoint the executive to any of his or her offices or positions, (iv) reduction in the executive’s annual base salary below the rate in effect as of the Change in Control or as of any date following the Change in Control, (v) relocation of the executive’s principal office more than twenty-five miles from the location immediately prior to the Change in Control, (vi) the requirement that the executive be based anywhere other than the offices of the Company at which he or she was previously employed immediately prior to the Change in Control, unless the executive was not previously assigned to a principal employment location, (vii) failure to pay the executive any portion of his or her then current compensation or installment of deferral compensation within seven days after the date it is due, (viii) failure to continue in effect, or to continue the executive’s participation in, any material compensation or benefit plan in which the executive participated immediately prior to the Change in Control, (ix) failure to obtain a satisfactory agreement from any successor to assume and agree to honor and perform the Company’s obligations under the agreement, and (x) the termination of executive’s employment in violation of the agreement.

A “Change in Control” means (i) any person, together with all affiliates and associates (within the meaning of Rule 12b-2 promulgated under the Exchange Act), acquires beneficial ownership, directly or indirectly, or securities of the Company representing at least thirty percent (30%) of the combined voting power of the Company’s then outstanding voting securities, (ii) during any period of twenty-four (24) consecutive months beginning on or after the date of the agreement, individuals who, at the beginning of that 24-month period, constitute the Board (the “Incumbent Directors”), cease for any reason to constitute at least a majority of the Board; provided, however, that a new director of the Company whose election or nomination for election as a director of the Company was approved by a vote of at least two-thirds of the Incumbent Directors will be deemed to be an Incumbent Director, (iii) one of the following events occur at a special or annual meeting of the Company’s stockholder: (a) two or more nominees who are both (A) nominees of and endorsed by the Company and (B) not employees of the Company or any Affiliate at the time of the election are not elected to serve as directors; and (b) any person not a nominee of, and endorsed by, the Company is elected to serve as a director of the Company, (iv) the stockholders of the Company approve: (a) a merger, consolidation or reorganization involving the Company, unless the merger, consolidation or reorganization is a “Non-Control Transaction,” (b) a complete liquidation or dissolution of the Company; or (c) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Change in Control Subsidiary). Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because a person acquires beneficial ownership of more than the permitted amount of the then outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities then outstanding, increases the percentage of shares beneficially owned by the person. Notwithstanding the foregoing, if a Change in Control would occur but for the operation of the preceding sentence as a result of the acquisition of voting securities by the Company, and after that acquisition by the Company, the person described in the preceding sentence increases the percentage of then outstanding voting securities he or she owns, a Change in Control will occur.

We also have similar change in control severance protection agreements providing for two times severance benefits in place with our other executive officers (with the exception of our Principal Accounting Officer, Thomas S. Roman, whose agreement provides for one time severance benefits). Under the change in control agreements, all amounts accrued or awarded to the executive officers under any incentive compensation or benefit plan, including options and restricted stock awarded under the 2000 Equity Incentive Plan, will immediately vest on each executive’s respective termination date.

Our board of directors and compensation committee determined the terms and conditions of the change in control severance protection agreements, including the severance benefit payable, and the triggering events for the payment of such severance benefit, pursuant to such agreement, in consultation with their compensation consultants and our financial and other advisors, and considered external practices at similarly situated companies regarding change in control arrangements.

Treatment of Equity Awards

The 2000 Equity Incentive Plan provides that an award shall immediately terminate on the date a participant’s service terminates, unless otherwise set forth in an award agreement. Similarly, in the event of a Change in Control, the compensation committee has the discretion to provide for accelerated vesting in an award agreement. In the event of a Change in Control that is a merger or consolidation in which the Company is not the surviving corporation or that results in the acquisition of substantially all of the Company’s outstanding stock or in the event of a sale or transfer of all or substantially all of the Company’s assets (a “Covered Transaction”), the compensation committee has the discretion to provide for the termination of all outstanding options as of the effective date of the Covered Transaction; provided, that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no option will be terminated prior to the expiration of twenty days following the later of: (i) the date on which the award became fully exercisable and (ii) the date on which the participant receive written notice of the Covered Transaction.

Under the 2000 Equity Incentive Plan, “Change in Control” means: (a) any “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; (b) or the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (a) of this definition) owns more than thirty percent (30%) of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or (c) during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Pursuant to the non-qualified stock option grant agreements, the option grants will become fully vested in the event of a Change in Control (as defined in the 2000 Equity Incentive Plan). In the event of a Change in Control that constitutes a Covered Transaction, the compensation committee may, in its sole discretion, terminate any or all outstanding options as of the effective date of the Covered Transaction; provided that the compensation committee may not terminate an option outstanding under the agreement earlier than twenty days following the later of: (i) the date on which the award became fully vested and (ii) the date on which the participant received written notice of the Covered Transaction. In the event of a termination of service by reason of death or Disability, then any unvested portion of the options will become fully vested. Disability has the meaning provided under (i) first, an employment agreement between the executive and the Company, (ii) second, if no employment agreement exists, the long-term disability program maintained by the Company or any governmental entity covering the Participant, or (iii) third, if no such agreement or program exists, permanent and total disability within the meaning of Section 22(e)(3) of the Code.

Pursuant to the restricted stock award agreements, the awards will become fully vested and all restrictions will lapse in the event of a participant’s death, Disability, or Change in Control (as defined in the 2000 Equity Incentive Plan). Disability has the meaning provided under (i) first, an employment agreement between the participant and the Company, (ii) second, if no such employment agreement exists, the long-term disability program maintained by the Company or any governmental entity covering the Participant, or (iii) third, if no such agreement or program exists, as defined under local law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships

Although not a related party transaction, in November 2007 Mr. Frazee, one of our independent directors, became a Senior Advisor to Greenhill & Co., Inc., an investment banking firm that has served as a financial advisor to us in the past pursuant to certain contractual arrangements, which have since been terminated but which contain certain provisions that survive such termination. Pursuant to the audit committee charter and the nominating and corporate governance committee charter and guidelines noted below, Mr. Frazee notified the audit committee, the nominating and corporate governance committee and the board of directors in advance of agreeing to serve in such capacity with Greenhill & Co., Inc. After reviewing this matter, each of the audit committee, nominating and corporate governance committee and the board of directors concluded that at present Mr. Frazee’s intended service with Greenhill & Co., Inc. did not present a conflict of interest with his continued service as a director of our company. Mr. Frazee recused himself from such review and decision by each of the audit committee, nominating and corporate governance committee and the board of directors.

Related Party Transactions

Although at present we have no related party transactions, we may from time to time enter into transactions with “related persons.” Related persons include our directors and executive officers, nominees for director, 5% or more beneficial owners of our common stock, and immediate family members of such persons. As set forth in our audit committee charter, a current copy of which is attached to this proxy statement as Appendix B and is also available on our website at www.cabotcmp.com, any related person transaction must be reviewed and approved in advance by our audit committee. All of our employees, including our executive officers, and directors are subject to our Code of Business Conduct, which is available on our website. Our Code of Business Conduct prohibits any relationship that may present, or appears to present, a conflict of interest with our company. Among other things, this includes a prohibition on the holding of more than a nominal financial interest in any publicly held company with whom we do business or compete, and prohibits any financial interest in such entities if they are privately held. Any request for waiver of our Code of Business Conduct for our directors and executive officers may be approved only by our board of directors; to date, no such waivers have been requested or approved. In addition to the provisions of our Code of Business Conduct, our nominating and corporate governance committee charter and our corporate governance guidelines, both of which are also available on our website, also contain provisions requiring the review of potential conflicts of interest of prospective and current directors and the requirement of notification, and offer of tender of resignation, by directors, and review by the nominating and corporate governance committee and the board of directors of any change in employment or for-profit board membership status.

Indemnification

Our bylaws and our certificate of incorporation require us to indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We have entered into indemnification agreements with all of our directors and executive officers in which we confirm that we will provide to them the indemnification rights provided for in our bylaws and agree to maintain directors’ and officers’ liability insurance on their behalf.

APPROVAL OF 500,000 ADDITIONAL SHARES FOR THE CABOT MICROELECTRONICS
CORPORATION EMPLOYEE STOCK PURCHASE PLAN

At a meeting of the board of directors on November 27, 2007, the board of directors approved, upon recommendation of the compensation committee of the board of directors and subject to stockholder approval, amendments to the Cabot Microelectronics Corporation Employee Stock Purchase Plan (referred to below as the “Prior Plan”) for the primary purpose of increasing the number of shares of our common stock authorized to be issued under the Plan by 500,000 shares, as more fully set forth below. As of January 15, 2007, 345,571 shares of the 475,000 shares previously authorized under the Prior Plan had been issued.

The Cabot Microelectronics Corporation 2007 Employee Stock Purchase Plan is attached to this Proxy Statement as Appendix A and is sometimes referred to below as the “Plan.” Our board of directors has directed that the Plan be submitted to our stockholders at this time for their approval for two reasons in particular: (i) to comply with Nasdaq rules, which require such approval, and (ii) to comply with the Prior Plan, which, by its terms, requires such approval.

In order to provide our employees with an opportunity to continue to purchase our common stock through accumulated payroll deductions, our board of directors has approved the following material amendment to the Prior Plan:

4.01 Stock Subject to the Plan.  Subject to the provisions of Section 13.03 of the Plan, the Board shall reserve for issuance under the Plan an amount equal to the sum of (i) five hundred thousand (500,000) shares of the Company’s Common Stock, and (ii) the number of shares of the Company’s Common Stock previously reserved for issuance under the Prior Plan but not issued before the adoption of this Plan, which shares shall be authorized but unissued shares of Common Stock, treasury shares, or shares of Common Stock purchased by the Company or the Plan on an established stock exchange or a national market system.

The other material features of the Prior Plan remain the same. A summary of the Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Appendix A.

Plan Summary

The Prior Plan provides for the issuance of up to 475,000 shares of our common stock. You are being asked to approve the increase by 500,000 of shares available under the Plan.

The Plan qualifies as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

The following is a description of the principal terms of the Plan:

Administration; Eligible Employees.  The compensation committee administers the Plan. The compensation committee, as Plan administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Plan. Each of our full-time employees, and each full-time employee of any present future subsidiaries that we designate as eligible to participate in the Plan, are and will be eligible to participate in the Plan. In addition, the Internal Revenue Code requires us to exclude some employees from participating in the Plan and sets limits on how much common stock a participant may purchase under the Plan, and we will comply with these exclusions and limitations.

Securities Subject to the Plan.  The Plan would limit the number of shares of common stock reserved for issuance under the Plan to an amount equal to the sum of (i) five hundred thousand (500,000) shares of our common stock, and (ii) the number of shares of our common stock previously reserved for issuance under the Prior Plan but not issued before the adoption of the Plan (which is 129,429 as of January 15, 2008). The shares issuable under the Plan will be made available from authorized but unissued shares of our common stock or from shares that we purchase on the open market from time to time.

Shown below is information as of January 15, 2008, with respect to the shares of common stock that may be issued under our Company’s existing equity compensation plans.

	(a)		(b)		(c)
	Number of Securities to		Weighted-Average		Number of Securities Remaining
	be Issued Upon Exercise		Exercise Price of		Available for Future Issuance Under
	of Outstanding Options,		Outstanding Options,		Equity Compensation Plans (Excluding
Plan Category	Warrants and Rights		Warrants and Rights		Securities Reflected in Column (a))

Equity compensation plans approved by security holders	4,656,075	(1)	$42.85	(1)	3,170,644	(2)
Equity compensation plans not approved by security holders	—		—		—

Total	4,656,075	(1)	$42.85	(1)	3,170,644	(2)

(1)	Column (a) includes 36,415 shares that non-employee directors, who defer their compensation under our Directors’ Deferred Compensation Plan, have the right to acquire pursuant thereto, and 24,777 shares that non-U.S. employees have the right to acquire upon the vesting of the equivalent restricted stock units that they have been awarded under our equity incentive plan. Column (b) excludes both of these from the weighted average exercise price.

(2)	Column (c) includes 129,429 shares available for future issuance under the Prior Plan.

Adjustments; Change in Control.  In the event that any change to the outstanding common stock occurs (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure), we will make appropriate adjustments to:

•	the maximum number and class of securities issuable under the Plan;

•	the maximum number and class of securities purchasable per participant during any Plan offering; and

•	the number and class of securities and the price per share in effect under each outstanding purchase right.

It is intended that any adjustments will prevent any dilution or enlargement of rights under the Plan. In the event of various corporate events such as our dissolution or liquidation, or a merger, or a sale of all or substantially all of our assets, the Plan offering which would otherwise be in effect on the date of the event will accelerate and will end on the last payday before the date of the event. On that date, all outstanding purchase rights will automatically be exercised.

Plan Offering Periods and Purchase Rights.  The Plan will offer shares of common stock from time to time through a series of Plan offerings, each with a duration of six months. The Plan offerings will commence on the first trading date on or after January 1st and terminate on the last trading day in the period ending June 30th, or will commence on the first trading day on or after July 1st and terminate on the last trading day in the period ending the following December 31st. On the day a Plan offering begins, each participant with respect to that Plan offering will receive a right to purchase shares of our common stock through payroll deductions made during that Plan offering. In general, each participant may authorize periodic payroll deductions in an amount of between one percent and ten percent of his or her gross cash compensation for each pay period during the Plan offering. A participant may elect to reduce or increase future payroll deductions. The purchase date of shares under the Plan will occur on the day that the Plan offering ends, and whole and deemed fractional shares will be purchased using the aggregate payroll deductions withheld from the participant for the Plan offering. In general, a participant may withdraw from the plan at any time by giving written notice.

Plan Offering Price.  The price per share of common stock in any Plan offering will in general be 85% of the lower of:

•	the fair market value per share of common stock on the day the Plan offering begins; and

•	the fair market value per share of common stock on the day the Plan offering ends.

The fair market value will be determined by reference to the closing price of our common stock on the Nasdaq on the relevant date.

Amendment and Termination.  We may, in our sole discretion, terminate or amend the Plan, but the amendment and termination of the Plan may not adversely affect outstanding purchase rights without the consent of the holders of those rights. The approval of the stockholders is required to alter the aggregate number of shares that may be issued under the Plan or the class of employees eligible to receive offerings of shares under the Plan. If we terminate the Plan, we may end a Plan offering and accelerate the exercise date of all outstanding purchase rights. We will refund (without interest) any remaining payroll deductions after we terminate the Plan.

Plan Benefits.  Because the benefits under the Plan will depend on elections to participate and the fair market value of our common stock on various future dates, we cannot determine the benefits that our executive officers and other employees may receive under the Plan.

Required Vote.  Approval of the Plan requires the affirmative vote of a majority of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon. If the Plan is not approved by our stockholders, we will continue to administer and maintain the Prior Plan in its current form.

Our board of directors recommends that you vote “FOR” the approval of the increase of 500,000 authorized shares of common stock for issuance under the employee stock purchase plan.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP, an independent registered public accounting firm, audited our financial statements for fiscal year 2007, and has been selected by the audit committee of our board of directors to audit our financial statements for fiscal year 2008. A representative of PricewaterhouseCoopers LLP is expected to attend our annual meeting, where he will have the opportunity to make a statement, if he desires, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our bylaws or otherwise. However, our board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our audit committee will review its future selection of auditors. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

For information regarding audit and other fees billed by PricewaterhouseCoopers LLP for services rendered in fiscal year 2007 and fiscal year 2006, see “FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT — Fees Billed by Independent Auditors,” above.

Our board of directors recommends that you vote “FOR” the ratification of the selection of our independent auditors.

2009 ANNUAL MEETING OF STOCKHOLDERS

The 2009 annual meeting of stockholders is presently scheduled to be held on Tuesday, March 3, 2009. Any proposals of stockholders intended for inclusion in the proxy statement for our 2009 annual meeting of stockholders must be received by the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504, by Tuesday, September 23, 2008. If a stockholder of the company intends to present a proposal at the 2009 annual meeting of stockholders, such stockholder must comply with the advance notice provisions of our bylaws. Those provisions require that such proposal must be received by our Secretary at 870 North Commons Drive, Aurora, Illinois 60504, not earlier than Monday, November 3, 2008 and not later than Wednesday, December 3, 2008. Subject to certain exceptions set forth in our bylaws, such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means additional convenience for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who received a householded mailing this year and would like to have additional copies of the proxy statement mailed to them, or would like to opt out of this practice for future mailings should submit a written request to our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43010, Providence, Rhode Island 02940-3010 Attention: Shareholder Inquiries. We will promptly send additional copies of the proxy statement upon receipt of such request.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43010, Providence, Rhode Island 02940-3010 Attention: Shareholder Inquiries.

VOTING THROUGH THE INTERNET OR BY TELEPHONE

Our stockholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder. To vote by telephone, call toll free 1-800-690-6903 and follow the instructions provided by the recorded message. To vote by the Internet, log on to the Internet and go to www.proxyvote.com and follow the steps on the secured website. You also may access the proxyvote website by going to our website, www.cabotcmp.com, selecting “Investor Relations” on our Homepage, and then selecting “Proxy Materials” from the “Investor Information” section on the left side of the Investor Relations page.

Appendix A

CABOT MICROELECTRONICS CORPORATION

2007 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

INTRODUCTION

1.01 Purpose.  The purpose of the Cabot Microelectronics Corporation Employee Stock Purchase Plan (the “Plan”) is to provide employees of Cabot Microelectronics Corporation (the “Company”) and its Designated Subsidiary Corporations with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

1.02 Rules of Interpretation.  It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code; provided, however, that the Committee shall have the discretion to cause the options granted in one or more Offering Periods under the Plan to be options to which Section 423 of the Code does not apply.

ARTICLE II

DEFINITIONS

2.01 “Board” shall mean the Board of Directors of the Company.

2.02 “Change in Capitalization” shall mean any increase or reduction in the number of shares of Common Stock, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of shares of Common Stock, a change in value) in the shares of Common Stock or exchange of shares of Common Stock for a different number or kind of shares, other equity interests or other property of the Company or another entity, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.03 “Change in Control” shall be as defined in Appendix A.

2.04 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.05 “Common Stock” shall mean the Common Stock of the Company.

2.06 “Company” shall mean Cabot Microelectronics Corporation, a Delaware corporation.

2.07 “Compensation” shall mean the gross cash compensation (including base salary, shift premium, overtime earnings and cash bonuses exclusive of relocation and sign-on bonuses) paid by the Company or a Designated Subsidiary Corporation in accordance with the terms of employment, but excluding all bonus payments, expense allowances and compensation paid in a form other than cash.

2.08 “Committee” shall mean the committee described in Article XI.

A-1

2.09 “Designated Subsidiary Corporation” shall mean any Subsidiary of the Company which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

2.10 “Employee” shall mean any individual who is a common law employee of the Company or a Designated Subsidiary Corporation for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year.

2.11 “Enrollment Date” shall mean the first day of each Offering Period.

2.12 “Exercise Date” shall mean the last day of each Offering Period.

2.13 “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

2.13.1 If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or

2.13.2 If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for a share of the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or

2.13.3 In the absence of an established market for the Common Stock, the Fair Market Value of a share thereof shall be determined in good faith by the Committee.

2.14 “Offering Period” shall mean a period of approximately six (6) months commencing on the first Trading Day on or after January 1st and terminating on the last Trading Day in the period ending the following June 30th, or commencing on the first Trading Day on or after July 1st and terminating on the last Trading Day in the period ending the following December 31st, provided, however, that the first Offering Period under the Plan shall commence on the first date on which quotations are available for the Common Stock on any established stock exchange or a national market system and shall end on a Trading Day selected by the Committee consistent with Section 423 of the Code. The duration of Offering Periods may be changed pursuant to Sections 13.05 and 13.06.

2.15 “Plan Representative” shall mean any person designated from time to time by the Committee to receive certain notices and take certain other administrative actions relating to participation in the Plan.

2.16 “Plan” shall mean the Cabot Microelectronics Corporation Employee Stock Purchase Plan.

2.17 “Prior Plan” shall mean the Cabot Microelectronics Corporation Employee Stock Purchase Plan, effective March 24, 2000.

2.18 “Purchase Price” shall mean an amount set by the Committee, but not less than the lesser of 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 13.06.

2.19 “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

2.20 “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.01 Eligibility.  Each Employee on an Enrollment Date of an Offering Period shall be eligible to participate in such Offering Period. Persons who are not Employees shall not be eligible to participate in such Offering Period. Employees of Cabot Corporation and its subsidiaries, other than the Company and its Designated Subsidiary Corporations, are not eligible to participate in the Plan.

3.02 Restrictions on Participation.  Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option to purchase shares of Common Stock under the Plan:

3.02.1 If, immediately after the grant, such Employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

3.02.2 If such Employee’s rights to purchase stock under all employee stock purchase plans of the Company accrue at a rate which exceeds $25,000 of Fair Market Value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

3.03 Commencement of Participation.  An Employee may become a participant by completing an authorization for payroll deductions on the form provided by the Company and filing the completed form with the Plan Representative on or before the filing date set therefor by the Committee, which date shall be prior to the next Enrollment Date. Payroll deductions for a participant shall commence on the next following Enrollment Date after the Employee’s authorization for payroll deductions becomes effective and shall continue until termination of the Plan, the participant’s earlier termination of participation in the Plan, or the participant’s change in payroll deductions pursuant to Section 5.03. Each participant in the Plan shall be deemed to continue participation until termination of the Plan or such participant’s earlier termination of participation in the Plan pursuant to Article VIII below.

ARTICLE IV

STOCK SUBJECT TO THE PLAN AND OFFERINGS

4.01 Stock Subject to the Plan.  Subject to the provisions of Section 13.03 of the Plan, the Board shall reserve for issuance under the Plan an amount equal to the sum of (i) five hundred thousand (500,000) shares of the Company’s Common Stock, and (ii) the number of shares of the Company’s Common Stock previously reserved for issuance under the Prior Plan but not issued before the adoption of this Plan, which shares shall be authorized but unissued shares of Common Stock, treasury shares, or shares of Common Stock purchased by the Company or the Plan on an established stock exchange or a national market system.

4.02 Offerings.  The Plan will be implemented by two annual offerings of the Company’s Common Stock each calendar year. Each offering will be outstanding during the applicable Offering Period.

ARTICLE V

PAYROLL DEDUCTIONS

5.01 Amount of Deduction.  The form described in Section 3.03 will permit a participant to elect payroll deductions of any whole percentage from one percent (1%) through ten percent (10%) of such participant’s Compensation for each pay period during an Offering Period.

5.02 Participant’s Account.  All payroll deductions made for a participant shall be credited to an account established for such participant under the Plan. A participant may not make any separate cash payment into such account.

5.03 Changes in Payroll Deductions.  A participant may reduce or increase future payroll deductions (within the limits described in Section 5.01) by filing with the Plan Representative a form provided by the Company for such purpose. The effective date of any increase or reduction in future payroll deductions will be the next following payroll period succeeding processing of the change form.

ARTICLE VI

GRANTING OF OPTION

6.01 Number of Option Shares.  On an Enrollment Date each participant shall be deemed to have been granted an option to purchase a number of shares of Common Stock determined by dividing the participant’s accumulated payroll deductions on the Exercise Date by the lower of (i) 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or (ii) 85% of the Fair Market Value of a share of Common Stock on the Exercise Date; subject, however, to any applicable limitations contained in this Plan. In addition, the maximum number of shares a participant may purchase with respect to any Offering Period is that number of shares determined by dividing $12,500 by the Fair Market Value of a share of Common Stock on the Enrollment Date; provided, however, the maximum number of shares a participant may purchase with respect to the first Offering Period is that number of shares determined by dividing $25,000 by the Fair Market Value of a share of Common Stock on the Enrollment Date.

ARTICLE VII

EXERCISE OF OPTION

7.01 Automatic Exercise.  Subject to the next following sentence, each Plan participant’s option for the purchase of stock with payroll deductions made during any Offering Period will be exercised automatically on the applicable Exercise Date for the purchase of the number of full and deemed fractional shares of Common Stock that the accumulated payroll deductions in the participant’s account at the time will purchase at the Purchase Price (but not in excess of the maximum number of shares determined pursuant to Section 6.01). The Committee shall have the discretion to reduce the number of shares of Common Stock to be purchased by participants with respect to an Offering Period and to allocate such reduced number of shares of Common Stock among participants in such Offering Period, so long as such reduction and allocation is done in a manner consistent with Section 423 of the Code. Any payroll deductions not applied to the purchase of shares of Common Stock by reason of the limitations of or reduction pursuant to this Section 7.01 shall be promptly refunded to participants after the Exercise Date of the Offering Period to which such reduction applies.

7.02 Withdrawal of Account.  No participant in the Plan shall be entitled to withdraw any amount from the accumulated payroll deductions in his or her account; provided, however, that a participant’s accumulated payroll deductions shall be refunded to the participant as and to the extent specified in Section 8.01 below upon termination of such participant’s participation in the Plan.

7.03 Fractional Shares.  Fractional shares of Common Stock will not be delivered under Section 7.5 of the Plan. Any deemed fractional share of Common Stock purchased by a Participant pursuant to Section 7.01 hereof will be combined with any deemed fractional shares purchased by the Participant in subsequent Offering Periods and whole shares of Common Stock then issued therefor. The Fair Market Value of all deemed fractional shares shall be paid in cash.

7.04 Exercise of Options.  During a participant’s lifetime, options held by such participant shall be exercisable only by such participant.

7.05 Delivery of Stock.  As promptly as practicable after each Exercise Date, the Company will deliver to each participant the shares of Common Stock purchased upon exercise of such participant’s option. The Company may deliver such shares in certificated or book entry form, at the Company’s sole election.

ARTICLE VIII

WITHDRAWAL

8.01 In General.  A participant may stop participating in the Plan at any time by giving written notice to the Plan Representative. Upon processing of any such written notice, no further payroll deductions will be made from the participant’s Compensation during such Offering Period or thereafter, unless and until such participant elects to resume participation in the Plan by providing written notice to the Plan Representative pursuant to Section 3.03 above. Such participant’s payroll deductions accumulated prior to processing of such notice shall be applied toward purchasing full and deemed fractional shares of Common Stock in the then-current Offering Period as provided in Section 7.01 above unless the participant requests in writing to have the accumulated payroll deductions and cash in lieu of deemed fractional shares returned to him or her.

8.02 Effect on Subsequent Participation.  A participant’s withdrawal from any Offering Period will not have any effect upon such participant’s eligibility to participate in any succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company and for which such participant is otherwise eligible.

8.03 Termination of Employment.  Upon termination of a participant’s employment with the Company or any Designated Subsidiary Corporation (as the case may be) for any reason, including retirement but excluding death, the participant’s payroll deductions accumulated prior to such termination, if any, shall be applied toward purchasing full and deemed fractional shares of Common Stock in the then-current Offering Period so long as the Exercise Date with respect to such Offering Period occurs on or within three months following such termination; provided, however, that (1) the participant may request in writing to have the accumulated payroll deductions and cash in lieu of deemed fractional shares returned to him or her, and (2) upon termination of a participant’s employment with the Company or any Designated Subsidiary Corporation (as the case may be) as a result of the participant’s death, the participant’s payroll deductions accumulated prior to such termination and cash in lieu of deemed fractional shares shall be paid to his or her estate.

ARTICLE IX

INTEREST

9.01 Payment of Interest.  No interest will be paid or allowed on any money paid into the Plan or credited to the account of or distributed to any participant.

ARTICLE X

STOCK

10.01 Participant’s Interest in Option Stock.  No participant will have any interest in shares of Common Stock covered by any option held by such participant until such option has been exercised as provided in Section 7.01 above.

10.02 Registration of Stock.  Shares of Common Stock purchased by a participant under the Plan will be recorded in the name of the participant, or, if the participant so directs by written notice to the Plan Representative prior to the applicable Exercise Date, in the names of the participant and the participant’s spouse as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

10.03 Restrictions on Exercise.  The Board may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of such option shall have been duly listed, upon official notice of issuance, upon a stock exchange or market, and that either:

10.03.1 a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

10.03.2 the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.

ARTICLE XI

ADMINISTRATION

11.01 Appointment of Committee.  The Plan shall be administered by the Board or a Committee of members of the Board appointed by the Board. The Board or its Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its Committee shall, to the full extent permitted by law, be final and binding upon all parties.

11.02 Authority of Committee.  Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination of the foregoing matters shall be conclusive. Except as otherwise prohibited by applicable law, the Committee may delegate some or all of its authority specified herein to the Plan Representative.

11.03 Rules Governing the Administration of the Committee.  The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its chairman, shall hold its meetings at such times and places as it shall deem advisable, and may hold telephonic meetings.

All determinations of the Committee shall be made by a majority of its members. A decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

11.04 Rules and Procedures Applicable to Offering Periods.  The Committee shall have the authority and discretion to adopt rules and procedures applicable to one or more Offering Periods under the Plan. Any such rules and procedures shall be established by the Committee and communicated to participants in advance of any Offering Period to which they apply. Such rules and procedures may, in the discretion of the Committee, cause the options granted under any such Offering Period to be options to which Section 423 of the Code does not apply.

ARTICLE XII

FOREIGN JURISDICTIONS

Notwithstanding any other provision in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing sentence, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary in accordance with the requirements of such local law and procedures. To the extent that any such rules or procedures are adopted with respect to options granted in an Offering Period to which Section 423 of the Code is intended to apply, the Committee shall cause such rules and procedures to be consistent with Section 423 of the Code.

ARTICLE XIII

MISCELLANEOUS

13.01 Transferability.  Neither payroll deductions credited to any participant’s account nor any option or other rights with regard to the exercise of an option to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect except that the Company may, in its discretion, treat such act as an election to withdraw from participation in the Plan in accordance with Section 8.01.

13.02 Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not segregate such payroll deductions.

13.03 Adjustment Upon Changes in Capitalization; Change in Control.

13.03.1 Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 6.01), as well as the Purchase Price and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any Change in Capitalization. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Purchase Price of shares of Common Stock subject to an option.

13.03.2 Change in Control.  In the event of a Change in Control, the Offering Period during which the Change in Control would otherwise occur shall be accelerated and shall end on the last payroll date immediately preceding the Change in Control.

13.04 Amendment or Termination.  The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the shareholders of the Company, alter (i) the aggregate number of shares of Common Stock which may be issued under the Plan (except pursuant to Section 13.03 above), or (ii) the class of Employees eligible to receive options under the Plan, other than to designate Subsidiaries as Designated Subsidiary Corporations; and provided further, however, that, subject to Section 13.05 no termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase shares of Common Stock, adversely affect the rights of such Employee under such option. In addition, and notwithstanding anything contained in this Plan to the contrary, to the extent necessary under Section 423 of the Internal Revenue Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

13.05 The Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan, in each case so long as any such action is consistent with Section 423 of the Code. None of the foregoing actions shall be considered to have adversely affected any right of any participant.

13.06 In the event that the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

13.06.1 changing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

13.06.2 shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of such action; and

13.06.3 allocating shares of Common Stock to participants pursuant to Section 7.01 hereof.

None of the foregoing actions shall be considered to have adversely affected any right of any participant.

13.07 Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company by the Plan Representative.

13.08 Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

13.09 Effective Date.  The Plan shall become effective as of its adoption by the Board, subject to approval by the holders of a majority of the shares of Common Stock, and shall continue in effect until the shares of Common Stock reserved for issuance under the Plan have been depleted, unless sooner terminated under Section 13.04 hereof. If the Plan is not so approved, the Plan shall not become effective.

13.10 No Employment Rights.  The Plan does not, directly or indirectly, create in any person any right with respect to employment or continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, any Employee’s employment at any time.

13.11 Effect of Plan.  The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

13.12 Governing Law.  The law of the State of Delaware will govern all matters relating to this Plan except to the extent superseded by the federal laws of the United States.

APPENDIX A

A “Change in Control” shall be deemed to have occurred if, following the “Distribution” (as defined in the Master Separation Agreement, dated March 27, 2000, to which the Company and Cabot Corporation are parties):

(a) any “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(b) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (a) of this definition) owns more than 30% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

(c) during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Appendix B

CABOT MICROELECTRONICS CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Cabot Microelectronics Corporation (the “Company”) is to oversee the Company’s accounting and financial reporting processes and the audit of its financial statements. The Committee is responsible for overseeing the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s independent public accountants responsible for the annual audit and quarterly reviews of the Company’s financial statements (“independent auditor”). In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the independent auditor, the senior and financial management of the Company, and with any employees of the Company or other individuals who desire to bring accounting, internal accounting controls, auditing, or other matters to the Committee’s attention.

In the exercise of its oversight responsibilities, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of management and the independent auditor. Nothing contained in this charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the Delaware General Corporation Law to rely, in discharging their responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by officers of employees or by outside experts such as the independent auditor.

Membership

The Committee shall consist of at least three members of the Board. The members shall be appointed by action of the Board, upon recommendation of the Nominating and Corporate Governance Committee, and shall serve at the discretion of the Board. Each Committee member shall satisfy the “independence” and other requirements of relevant law, including rules adopted by the Securities and Exchange Commission (“SEC”), and the NASDAQ Stock Market LLC (“NASDAQ”). At least one member of the Committee shall satisfy the “financial expert” requirements of relevant law, including rules adopted by the SEC, and NASDAQ. Each member of the Committee shall be able to read and understand financial statements at the time of his or her appointment.

Committee Organization and Procedures

1. The Chair of the Committee shall be appointed by the Board by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so. Members of the Committee may participate telephonically in any meeting. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the action of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee.

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3. The Committee shall meet as frequently as the Committee in its discretion deems desirable.

4. The Committee may, in its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, outside counsel, the director of internal audit and other personnel employed or retained by the Company, the Board or the Committee. The Committee shall meet periodically and as it deems appropriate with the independent auditor or the director of internal audit, outside counsel or other advisors in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management’s presence, and also shall meet periodically and as it deems appropriate in separate executive sessions with the Company’s management.

5. The Committee may, in its discretion, retain and utilize the services of the Company’s regular corporate legal counsel with respect to legal matters or its other advisors with respect to other matters or, at its discretion, retain other legal counsel or other advisors if it determines that such counsel or advice is necessary or appropriate under the circumstances.

6. The Committee shall have its own funding from the Company to pay for the services of the Company’s independent auditors and any legal counsel or other advisors that are retained by the Committee.

7. The Secretary and General Counsel of the Company shall serve as Secretary of the Committee.

Responsibilities

Independent Auditor

8. The Committee has the sole and direct responsibility for selecting, appointing, terminating, compensating and overseeing the Company’s independent auditor, as well as for resolving any disagreements between the independent auditors and management. The Committee shall only retain as independent auditor a firm, including representatives of the firm responsible for the Company’s audit, that meets the requirements of relevant law, the Public Company Accounting Oversight Board, the SEC and NASDAQ. The independent auditor shall be ultimately accountable to the Committee for all matters, including the audit of the Company’s annual financial statements and related services. The Committee shall select, appoint and periodically evaluate the performance of the independent auditor and, if necessary, replace the independent auditor. At the discretion of the Committee or to the extent required by relevant law, NASDAQ or the SEC, the Committee shall recommend to the Board the nomination of the independent auditor for stockholder approval at any meeting of stockholders.

9. The Committee shall pre-approve the fees to be paid to the independent auditor and any other terms of the engagement of the independent auditor for any and all services (whether auditing services, audit-related services, internal control-related services, tax services or permitted other (non-audit) services), to be provided by the independent auditor, in advance of such services being provided. The Committee may delegate such pre-approval of services to the Committee Chair, and the Committee Chair shall provide subsequent notification to the Committee of any such pre-approval at the next scheduled meeting of the Committee.

10. The Committee shall receive from the independent auditor and review, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take any appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

Annual Audit

11. The Committee shall meet with the independent auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

12. The Committee shall review and discuss the audited financial statements with the management of the Company.

13. The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transaction reflected in the audited financial statements; (ii) the effect of significant and critical accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the independent auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent auditor’s conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates or the disclosures in the financial statements.

14. The Committee shall, based on the review and discussions in paragraphs 11, 12, and 13 above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the independent auditor regarding such independence in paragraph 10 above, recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

15. The Committee shall review and discuss with management, including the director of internal audit and, at its discretion, any provider of internal audit services, and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Review

16. The independent auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the SEC, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the independent auditor in person, at a meeting, or by conference telephone call, the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.

Internal Controls

17. The Committee shall discuss with the independent auditor and the director of internal audit, as well as management, at least quarterly, the adequacy and effectiveness of the accounting, financial and internal controls of the Company, and consider any recommendations for improvement of such internal control procedures.

18. The Committee shall be provided, and discuss with, the independent auditor and with management any material written communications between the independent auditor and management, including any summary of aggregated deficiencies or management letter provided by the independent auditor (or other auditor) and any other significant matters brought to the attention of the Committee by the independent auditor (or other auditor) as a result of its annual or other audit. The Committee should allow management adequate time to consider any such matters raised by the independent auditor (or other auditor).

19. The Committee shall meet with the Company’s Chief Executive Officer, Chief Financial Officer, and other Company management as appropriate and as required by relevant law, including rules adopted by the SEC and NASDAQ, on a regular basis to discuss the Company’s internal controls structure and procedures and status, and disclosure controls and procedures and status.

Internal Audit

20. The Committee shall review and preapprove the selection of the Company’s director of internal audit, and any termination of employment of such person. The Committee shall be notified in advance of, and at its discretion review and preapprove, the selection of any other provider of internal audit services. The Chair may represent the entire Committee for purposes of these matters.

21. The Committee shall discuss at least quarterly with the director of internal audit and, at its discretion other provider(s) of internal audit services (if any), the activities and organizational structure of the Company’s internal audit function and the qualification of the primary personnel performing such function.

22. Management shall furnish to the Committee Chairman a copy of each internal audit report, and provide summaries thereof to the Committee, to whom it shall furnish a copy of each internal audit report if so requested by the Committee or any of its members.

23. The Committee shall, at its discretion, meet with the director of internal audit and other provider(s) of internal audit services (if any) to discuss any reports or any other matters brought to the attention of the Committee by the director of internal audit or other provider(s) of internal audit services (if any).

24. The director of internal audit and other provider(s) of internal audit services (if any) shall be granted unfettered access to the Committee.

Other Responsibilities

25. The Committee shall review and reassess the Committee’s charter at least annually and submit any recommended changes to the Board for its consideration.

26. The Committee shall review and assess the Committee’s fulfillment of its responsibilities pursuant to the Committee’s charter at least annually and submit its conclusions in this regard to the Board for its consideration.

27. The Committee shall provide the report for inclusion in the Company’s Annual Proxy Statement required by Item 407 of Regulation S-K of the SEC.

28. The Committee shall establish procedures in compliance with requirements of relevant law, including rules adopted by the SEC, and NASDAQ, for addressing matters and complaints brought to the Committee’s attention by employees of the Company or other individuals regarding accounting, internal accounting controls, auditing, or other matters, and shall ensure that such complaints brought by employees are treated confidentially and anonymously to the extent required by law.

29. The Committee shall be responsible for receiving, dealing with, and responding to legal compliance reports relating to actual or alleged material violations of the securities laws, material breaches of fiduciary duties, or similar material violations.

30. The Committee shall review and approve any related party transaction in advance of the Company’s entering into any such related party transaction, and shall subsequently inform the Board of any such approval.

The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least following its regularly scheduled meetings, to the full Board regarding the Committee’s actions and recommendations, if any.

Appendix C

CABOT MICROELECTRONICS CORPORATION

AUDIT COMMITTEE PRE-APPROVAL POLICY FOR SERVICES TO BE PROVIDED
BY INDEPENDENT AUDITOR

The Audit Committee (the “Committee”) of Cabot Microelectronics Corporation (the “Corporation”) has the sole and direct responsibility for selecting, appointing, terminating, compensating and overseeing the Company’s independent auditor, as well as for resolving any disagreements between the independent auditors and management. Pursuant to the Committee’s Charter, the Committee is required to pre-approve the audit and non-audit services performed by the Corporation’s independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Each type of service provided by the independent auditor will require specific pre-approval at a particular fee level by the Committee.

The Committee, through the Controller of the Corporation or another designated individual, will maintain a list of the Audit, Audit-related, Tax and All Other services that have been pre-approved by the Committee as of the particular date of the relevant list (the “List”), and will revise the list periodically, based on subsequent determinations of the Committee. The term of any pre-approval is twelve (12) months from the date of pre-approval, unless the Committee specifically provides for a different period.

I.	Delegation

The Committee has delegated pre-approval authority to the Chairman of the Committee, and may delegate such pre-approval authority to others members of the Committee. The Chairman will report any pre-approval decisions to the Committee no later than at its next scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

II.	Audit Services

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Committee. The Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other matters.

In addition to the annual Audit services engagement approved by the Committee, the Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide and such Audit services will be placed on the List. All other Audit services not on the List must be separately pre-approved by the Committee.

III.	Audit-Related Services

Audit-related services, including internal control-related services, are assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and that are traditionally performed by the independent auditor. The Committee believes that the provision of Audit-related services does not impair the independence of the auditor. The List will contain the pre-approved Audit-related services. All other Audit-related services not on the List, and all internal control-related services, must be separately pre-approved by the Committee.

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IV.	Tax Services

The Committee believes that the independent auditor can provide Tax services to the Corporation such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The List will contain those Tax services that the Committee has pre-approved. All other Tax services not on the List must be separately pre-approved by the Committee.

V.	All Other Services

The Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor. The List will contain All Other services that the Committee has pre-approved. Permissible All Other services not on the List must be separately pre-approved by the Committee.

A list of the Security and Exchange Commission’s (SEC’s) prohibited non-audit services is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VI.	Pre-Approval Fee Levels

At the time of pre-approval of services to be provided by the independent auditor, the Committee will establish an approved fee level for such services. Any increase in the fee level for such services will require additional specific pre-approval by the Committee.

VII.	Supporting Documentation

With respect to each proposed pre-approved service, the Committee will be provided with detailed back-up documentation, regarding the specific services to be provided.

VIII.	Procedures

Requests to provide services will be submitted to the Committee by both the independent auditor and the Corporation’s Chief Financial Officer, Treasurer, Controller, or other designated officer, and each will state whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

EXHIBIT 1

PROHIBITED NON-AUDIT SERVICES

Bookkeeping or other services related to the accounting records or financial statements of the audit client*

Financial information systems design and implementation

Appraisal or valuation services*, fairness opinions or contribution-in-kind reports

Actuarial services*

Internal audit outsourcing services*

Management functions

Human resources

Broker-dealer, investment adviser or investment banking services

Legal services

Expert services unrelated to the audit

(* may be allowed in limited circumstances if reasonable to conclude that the results of these services will not be subject to audit procedures; check relevant SEC rules)

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and CABOT MICROELECTRONICS CORPORATION to create an electronic voting instruction form. 870 NORTH COMMONS DRIVE ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER AURORA, IL 60504 COMMUNICATIONS If you would like to reduce the costs incurred by Cabot Microelectronics Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cabot Microelectronics Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:CABMC1 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CABOT MICROELECTRONICS CORPORATION A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the 1. Election of Directors number(s) of the nominee(s) on the line below. 01 — Robert J. Birgeneau 02 — Steven V. Wilkinson 03 — Bailing Xia Vote On Proposals For Against Abstain 2. Approval of 500,000 additional shares for the Cabot Microelectronics Corporation Employee Stock Purchase Plan. 3. Ratification of the selection of PricewaterhouseCoopers LLP as the company’s independent auditors for fiscal year 2008. 4. In their discretion upon such other business as may properly come before the meeting or any adjournment thereof. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting: The proxy statement and annual report to stockholders are available at ww.cabotcmp.com Proxy — CABOT MICROELECTRONICS CORPORATION ANNUAL MEETING OF STOCKHOLDERS — MARCH 4, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY The undersigned stockholder of CABOT MICROELECTRONICS CORPORATION, a Delaware corporation (the “Company”), hereby appoints William P. Noglows and H. Carol Bernstein, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders to be held on Tuesday, March 4, 2008 at 8:00 a.m. local time at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504, and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of common stock of the Company which the undersigned would be entitled to vote. Each of the above-named proxies at said meeting, either in person or by substitute, shall have and exercise all of the powers said hereunder. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the Annual Meeting as may properly come before the meeting or any postponements or adjournments thereof. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting. If no instructions are indicated herein, this proxy will be treated as a grant of authority to vote for the proposals and any other matters to be voted upon at the Annual Meeting or at any postponements or adjournments thereof. SEE REVERSE SIDE CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE SEE REVERSE SIDE